UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Chase Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.
◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

◻	Fee paid previously with preliminary materials.
◻

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CHASE CORPORATION

295 University Avenue
Westwood, MA  02090
Telephone (781) 332-0700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the annual meeting of shareholders (the “Annual Meeting”) of Chase Corporation will be held at 9:30 a.m. on Tuesday, February 1, 2022. This year’s Annual Meeting of shareholders will be conducted both virtually and in person at the Courtyard by Marriot Boston Dedham/Westwood Hotel, 64 University Avenue, Westwood, Massachusetts. The health and well-being of our employees, directors and shareholders are of the utmost importance to us. For that reason, most of our Board of Directors and members of the management team will attend virtually and will not be physically present at the meeting location. We strongly encourage all attendees to review guidance from public health authorities and to virtually attend the Annual Meeting. Shareholders will be able to attend the Annual Meeting, vote, and submit questions via a live webcast accessible at www.virtualshareholdermeeting.com/CCF2022. Votes will be cast to determine the following issues:

(1)	To elect nine members of the Board of Directors of the corporation, each to serve until the 2023 annual meeting of shareholders or until his or her successor is duly elected and qualified;
(2)	To act upon a proposal to adopt an amendment to the Chase Corporation 2013 Equity Incentive Plan;
(3)	To conduct a non-binding advisory vote on the compensation of our named executive officers;
(4)	To ratify the appointment of Grant Thornton LLP as the corporation’s independent registered public accounting firm for the fiscal year ending August 31, 2022; and
(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

All shareholders of record of Chase Corporation at the close of business on November 30, 2021 will be notified and are entitled to vote at the Annual Meeting.

Our proxy materials are accessible via the internet for the holders of our common stock, which is the only class of voting stock outstanding, under the Securities and Exchange Commission’s “notice and access” rules. Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”), which holders of our common stock have received in the mail, and by this Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

It is important that your shares be represented at the meeting. Therefore, whether you plan to attend the meeting either in-person or virtually, please vote by telephone or internet (if you hold shares of our common stock). If you received printed proxy materials and wish to vote by mail, please promptly sign and return your proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in the attached Proxy Statement as well as in the Notice you received via mail. If you attend the Annual Meeting and wish to vote your shares, your proxy will not be used.

The Board of Directors hopes that all shareholders who can conveniently do so will attend the Annual Meeting.

By order of the Board of Directors,

JEFFERY D. HAIGH
Vice President, General Counsel and Corporate Secretary

December 22, 2021

CHASE CORPORATION
295 University Avenue
Westwood, MA  02090
Telephone (781) 332-0700

PROXY STATEMENT
December 22, 2021

The enclosed proxy is solicited by and on behalf of the Board of Directors of Chase Corporation (the “Company”) for the annual meeting of the Company’s shareholders to be held on February 1, 2022 at 9:30 a.m., and at any adjournment thereof (the “Meeting”).  The cost of solicitation will be borne by the Company.  In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone.

The authority granted by a duly executed proxy may be revoked at any time before it is exercised by filing with the General Counsel of the Company a written revocation or a duly executed proxy bearing a later date, or by voting at the Meeting. Shareholders who attend the Meeting will not be deemed to have revoked their proxies unless they affirmatively indicate at the Meeting their intention to vote their shares. Unless a proxy is revoked, the shares represented thereby will be voted as directed. If no specific preferences are indicated, proxies will be voted; “for” the election of the directors nominated by the Board of Directors; "for" the proposal to adopt the amendment to Chase Corporation 2013 Equity Incentive Plan; “for” the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers; “for” the ratification of the appointment of the Company’s independent registered public accounting firm; and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Meeting or any adjournment or postponement thereof.

On November 30, 2021, there were 9,459,685 outstanding shares of the Company’s common stock, $0.10 par value per share, which is the only class of voting stock outstanding.  Shareholders of record at the close of business on that date are entitled to vote at the Meeting.  With respect to all matters that will come before the Meeting, each shareholder may cast one vote for each share of common stock registered in his or her name on the date of record.

A majority of shareholders attending the Annual Meeting who are entitled to vote, or those represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Directions to withhold authority, abstentions, and broker non-votes will be counted as present at the Meeting for purposes of determining the existence of a quorum at the Meeting. A “broker non-vote” occurs when a registered broker holding a customer’s shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

Proxy materials for the Annual Meeting will be distributed to holders of our common stock via the internet under the “notice and access” provision outlined by the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, on or about December 22, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to holders of our common stock. The Notice contains instructions on how to access proxy materials on the internet, including this proxy statement and our annual report to shareholders for the fiscal year ended August 31, 2021. Our annual report to shareholders includes a copy of our annual report on Form 10-K for the fiscal year ended August 31, 2021, as filed with the SEC on November 15, 2021, except for certain exhibits.

Shareholders who prefer to receive a paper copy of our proxy materials, should follow the instructions included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 1, 2022:

The proxy statement and annual report to security holders are available at https://materials.proxyvote.com/16150R.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company’s common stock as of November 30, 2021, by (i) all persons known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock, (ii) each of our directors or nominees for director, (iii) each of the executive officers named in our summary compensation table, and (iv) all our directors and executive officers as a group.

	Nature and Amount of Beneficial Ownership
	Number of	Shares	Total Shares	Percentage of
	Shares	Subject to	Beneficially	Outstanding
Name	Owned (a)	Options (b)	Owned (c)	Shares
FMR LLC (d) 82 Devonshire Street Boston, MA 02109	819,642	—	819,642	8.7%
Edward L. Chase Revocable Trust (e) 39 Nichols Road Cohasset, MA 02025	802,450	—	802,450	8.5%
Neuberger Berman Group LLC (f) 1290 Avenue of the Americas New York, NY 10104	779,067	—	779,067	8.2%
BlackRock, Inc. (g) 55 East 52nd Street New York, NY 10055	511,761	—	511,761	5.4%
Peter R. Chase 295 University Avenue Westwood, MA 02090	817,231	—	817,231	8.6%
Adam P. Chase (h)	335,231	64,196	399,427	4.2%
Michael J. Bourque (i)	675	249	924	*
Jeffery D. Haigh	1,225	446	1,671	*
Mary Claire Chase	6,047	—	6,047	*
Thomas D. DeByle	2,131	—	2,131	*
John H. Derby III	2,575	—	2,575	*
Chad A. McDaniel	2,507	—	2,507	*
Dana Mohler-Faria	3,434	—	3,434	*
Joan Wallace-Benjamin	689	—	689	*
Thomas Wroe, Jr.	5,392	—	5,392	*
Christian J. Talma	1,985	—	1,985	*
All executive officers and directors as a group (11 persons)	1,177,137	64,891	1,242,028	13.0%

* Less than one percent

(a)	Excludes shares that may be acquired through stock option exercises.
(b)	Pursuant to Rule 13d-3(d) (1) of the Exchange Act, includes shares that may be acquired through stock option exercises within the 60-day period following November 30, 2021. Excludes shares underlying stock options that have not vested and will not vest within the 60-day period.
(c)	The beneficial owners of these shares have sole voting and investment authority over such shares, except as otherwise indicated.
(d)	These shares are deemed to be beneficially owned by FMR LLC, Abigail P. Johnson and, with respect to 502,496 of the shares, Fidelity Low-Priced Stock Fund, a registered investment company. This information is based upon the Schedule 13G/A filed on February 8, 2021 by FMR LLC.
(e)	The trustees of the Edward L. Chase Revocable Trust have voting and investment authority with respect to the shares. The trustees of the trust are Jean Chase, Sarah Chase, E. Stephen Chase, and Janet Gibson, each of whom has a business address c/o Edward L. Chase Revocable Trust, 39 Nichols Road, Cohasset, MA 02025.

(f)	These shares are deemed to be beneficially owned by Neuberger Berman Group LLC and certain affiliates. Includes 772,197 shares over which Neuberger Berman Group LLC and affiliates report the shared power to vote and dispose, and 6,870 shares for individual client accounts over which Neuberger Berman Investment Advisers LLC reports shared power to dispose but does not have voting power. This information is based upon the Schedule 13G/A filed on February 11, 2021 by Neuberger Berman Group LLC.
(g)	These shares are deemed to be beneficially owned by BlackRock, Inc. and certain affiliates. Includes 8,536 shares overs which the reporting person reports sole power to dispose but does not have voting power. This information is based upon the Schedule 13G filed on January 29, 2021 by BlackRock, Inc.
(h)	Of the total shares beneficially owned, 25,567 represent shares of restricted stock, subject to forfeiture under time-based vesting provisions, with respect to which the executive has the right to vote and receive dividends. Of this amount, 2,476 shares of restricted stock are further subject to forfeiture under performance vesting provisions.
(i)	Of the total shares beneficially owned, 2,425 represent shares of restricted stock, subject to forfeiture under time-based vesting provisions, with respect to which the executive has the right to vote and receive dividends. Of this amount, 828 shares of restricted stock are further subject to forfeiture under performance vesting provisions.

Certain Transactions

The Audit Committee of the Board of Directors reviews and oversees any transactions with a “related person” within the scope of the SEC’s rules on disclosure of such transactions consistent with the requirements of the NYSE American. From time to time, the Board of Directors has formed a special independent committee of the Board comprised of independent and non-interested directors to review and oversee proposals relating to specific transactions with related persons on an ad hoc basis. The Company does not have a written policy relating to such review.

Other than as described above, and other than the compensation and severance arrangements with the Company’s named executive officers and the director compensation arrangements described in “Executive Officer and Director Compensation,” the Company is not a participant in any transaction since the beginning of its last completed fiscal year, or any presently proposed transaction, involving more than $120,000 in which any shareholder holding more than 5% of the Company’s common stock, any of its executive officers, directors, director nominees or their immediate family members, has or will have a direct or indirect material interest.

Compensation and Management Development Committee Interlocks and Insider Participation

The current members of the Compensation and Management Development Committee are Messrs. Wroe (Chairman), Derby, and DeByle. None of the Company’s executive officers serves as a member of the board of directors or Compensation and Management Development Committee of any other company that has one or more executive officers serving as a member of the Chase Corporation Board of Directors or Compensation and Management Development Committee.

PROPOSAL 1
ELECTION OF DIRECTORS

A slate of nine directors is presented for election at the Meeting.  The Board of Directors recommends that the nine nominees named below be elected as directors.  The directors elected at the Annual Meeting will hold office until the next annual meeting or until their successors are elected and qualified.  When a proxy in the accompanying form is properly executed and returned, unless marked to the contrary, all shares represented by such proxy will be voted for the election of the persons named below. If any nominee should become unable or unwilling to serve as director, then the persons voting the accompanying proxy may in their discretion vote for a substitute. The Board of Directors is not presently aware of any reason that would prevent any nominee from serving as a director if elected.

Vote Required

A quorum being present, the nominees for director shall be elected by a plurality of the votes cast at the Meeting by the holders of shares entitled to vote at the Meeting.  Votes may be cast for the election of the nominees for director or withheld; votes that are withheld, and broker non-votes, will have no effect on the outcome of the election of directors.

Nominees

The following table contains information about the nominees for director, including their business experience, qualifications, and other directorships. In addition to the qualifications presented below, the Company believes that each of the nominees has demonstrated the personal and professional integrity, good business judgment, adherence to high ethical standards, and commitment to service to the Company that are required of all directors. All the current directors’ present terms expire in 2021. All nine of the nominees below are current standing directors of the Company.

		Business Experience During Past Five Years,	Has Been a
Name	Age	Other Directorships and Qualifications	Director Since

Adam P. Chase	49	President of the Company since January 2008, Chief Executive Officer of the Company since February 2015. Adam Chase was the Chief Operating Officer of the Company from February 2007 to February 2015.	2010

Adam Chase has over two decades of experience at Chase Corporation in various capacities including finance and operations as well as over fourteen years as an executive officer of the Company. His background in the day-to-day management of sales and operations as well as his current perspective as Chief Executive Officer gives him insight into the critical components of strategy and tactics that will help grow the Company. The Board believes that it is important to have the insight of the Chief Executive Officer of the Company reflected in its strategic thinking.

		Business Experience During Past Five Years,	Has Been a
Name	Age	Other Directorships and Qualifications	Director Since

Peter R. Chase	73	Chairman of the Board of the Company since February 2007, and Executive Chairman of the Company since February 2015. Peter Chase was the Chief Executive Officer of the Company from September 1993 to February 2015. He is currently a director of AIM Mutual Insurance Company.	1993

Peter R. Chase was named an executive officer of the Company in 1988, and has over four decades’ experience in various positions since starting with Chase Corporation. He has extensive knowledge of both the day-to-day operations of the Company and its strategic vision. The Board believes that Peter Chase's deep understanding of the Company's operations, its history and its industry benefit the Board of Directors in its deliberations and in setting strategy for the Company.

Mary Claire Chase	66	President of Chase Partners, LTD., an executive search firm specializing in financial services and management consulting, since August 2000. Prior to launching Chase Partners, most recently Ms. Chase served as Senior Vice President, Director of Executive Search for Putnam Investments and Director of Global Staffing and Development for Arthur D. Little, Inc.	2005

Mary Claire Chase has an extensive background in human resources. Her experience with evaluating executive talent gives her insight into organizational structure which is critical to executing strategic plans.

Thomas D. DeByle	61	Chief Financial Officer at Plastic Industries, Inc. since October 2021. Previously, Senior Vice President and CFO at NN, Inc. (NASDAQ:NNBR) from September 2019 through June 2021, and Vice President and Chief Financial Officer of Standex International (NYSE:SXI) from March 2008 through September 2019.	2019

Mr. DeByle's financial background and broad expertise, including experience as an executive for publicly traded companies that manufacture a variety of products and services for diverse commercial and industrial markets, offers a valuable contribution to the Board, particularly on issues relating to corporate finance, business strategy, strategic acquisitions, managerial issues, and banking relationships.

		Business Experience During Past Five Years,	Has Been a
Name	Age	Other Directorships and Qualifications	Director Since

John H. Derby III	76

Mr. Derby is President at Derby Management, a management consulting firm specializing in business planning, sales and marketing in both emerging and middle market growth companies, since 1990. He has held prior president and EVP positions at Datamedix, CB Sports, Mayer Electronics, EarCheck and Becton Dickinson Medical Systems.

He is a Professor of Marketing and Sales at Tufts University within the Derby Entrepreneurship Center where he has taught for 16 years and is currently a lecturer at MIT where he has taught business planning for 21 years. Mr. Derby has been a director of 21 privately and publicly held companies with current positions at Chase Corporation and privately held Loci Controls, AVIANT Healthcare and Associated Industries of Massachusetts.

			2015

		Mr. Derby’s strong executive, consulting and sales experience and insight benefit the Company, particularly through his core expertise in sales, marketing and strategic planning.

Chad A. McDaniel	48	Mr. McDaniel is the Senior Vice President and General Counsel of Unifrax Holdings. On October 1, 2021, Unifrax acquired and merged with Lydall, Inc. (NYSE: LDL), where Mr. McDaniel was the Executive Vice President, General Counsel and Chief Administrative Officer, leading the Company’s global Legal and Environmental, Health & Safety organizations. He has been with Lydall since 2013.	2016

Mr. McDaniel's legal and human resource background and broad expertise, including experience working for publicly traded manufacturing companies, offers a valuable contribution to the Board, particularly on issues relating to corporate legal and regulatory matters, strategic acquisitions, managerial issues, banking relationships, corporate finance and business strategy.

Dana Mohler-Faria	74	Dr. Mohler-Faria is currently President Emeritus of Bridgewater State University, after having served as president from 2002 to 2015, and is a former member of the Massachusetts Board of Elementary and Secondary Education. He chairs and is involved in multiple non-profits focused on leadership and higher education. He was formerly the Special Advisor for Education to the Governor of Massachusetts prior to the creation of a cabinet-level Secretary of Education in 2008.	2016

Dr. Mohler-Faria's higher education background, including his prior executive role overseeing one of the largest public universities in Massachusetts, along with his experience advising state government, offers a valuable contribution to the Board, particularly on matters relating to leadership of a diverse organization, working with state government, finance and strategic vision.

		Business Experience During Past Five Years,	Has Been a
Name	Age	Other Directorships and Qualifications	Director Since

Joan Wallace-Benjamin	68

Dr. Wallace-Benjamin, the founder and president of J Wallace-Benjamin Consulting LLC, an executive coaching practice, since 2019, has a 38-year career in senior executive roles, during 27 of which she served as a Chief Executive Officer in the non-profit, governmental, and private sectors. Dr. Wallace-Benjamin last served for 15 years, through 2018, as the President and CEO of The Home for Little Wanderers, which is America’s oldest and one of New England’s largest child and family services organizations. She also served as the President and CEO of the Urban League of Eastern Massachusetts. She was the Director of Operations for the Boys and Girls Clubs of Boston; served as an executive search consultant with Whitehead Mann, a global executive search firm headquartered in London; and as the first Chief of Staff for Massachusetts Governor Deval Patrick.

			2020

Dr. Wallace-Benjamin’s extensive background and executive leadership as a CEO for complex organizations brings a wealth of experience to the Board. Her experience with challenging executive decision-making, work with M&A, enterprise integration and transformation, strategic planning and management, and advising CEOs, are valuable assets for the Board.

Thomas Wroe, Jr.	71	Chairman of the Board of Apex Tool Group, LLC from 2013 to 2020. Mr. Wroe served as CEO of Apex Tool Group, LLC from 2014 to 2016. He served as Chairman of the Board of Sensata Technologies (NYSE:ST) from its IPO in 2010 until 2015 and served on its Board until 2020. Mr. Wroe was also CEO of Sensata Technologies through 2012. He served on the Board of Directors of GT Advanced Technologies (OTC:GTAT) from 2013 through 2016.	2008

Mr. Wroe’s strong executive experience, including serving as chief executive of a large public company, provides a well-rounded global perspective. He has experience in the oversight of complex operations and engineering, acquisitions and integration, manufacturing and customer relations, and offers additional business development expertise to the Board.

Adam P. Chase, President and Chief Executive Officer of the Company, is the son of Peter R. Chase, grandson of Edward L. Chase (deceased) and the nephew of Mary Claire Chase.

Peter R. Chase, Executive Chairman of the Company, is the father of Adam P. Chase, the son of Edward L. Chase (deceased) and the brother of Mary Claire Chase.

Mary Claire Chase is the daughter of Edward L. Chase (deceased), the sister of Peter R. Chase and the aunt of Adam P. Chase.

Corporate Governance

The Company has always believed that good corporate governance and the highest level of corporate ethics are important to ensure the Company is managed for the long-term benefit of its shareholders.

The Company’s Board of Directors held five meetings during the fiscal year ended August 31, 2021. Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and all meetings held by committees of the Board on which he or she served. The Company does not have a formal policy with respect to director attendance at annual shareholders meetings; however, it does encourage all directors to attend. All directors nominated and elected in February 2021 attended last year’s annual shareholders meeting (held virtually).

The Company has adopted the Chase Corporation Code of Ethics, which is applicable to all Chase employees, including our Executive Chairman, President and Chief Executive Officer, Treasurer, Chief Financial Officer, General Counsel, and other employees in the financial reporting process. The Company has also adopted a Code of Business Conduct and Ethics for Directors of Chase Corporation, which is applicable to members of our Board of Directors. The Chase Corporation Code of Ethics and the Code of Business Conduct and Ethics for Directors of Chase Corporation are both available on the Chase Corporation website (www.chasecorp.com). The Company will disclose any amendment to the codes of ethics, applicable to our directors and executive officers, and any waiver, including an implicit waiver, from the provisions of these codes of ethics as they relate to such directors and officers, on its website.

Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by writing to: Chase Corporation, 295 University Avenue, Westwood, MA 02090 Attn: Board of Directors.

The Board conducts an annual review to verify director independence. As a result of its most recent review, the Board has determined that the following directors are independent, as defined in the listing standards of the NYSE American: Thomas D. DeByle, John H. Derby III, Chad A. McDaniel, Dana Mohler-Faria, Joan Wallace-Benjamin and Thomas Wroe, Jr. In making these determinations, the Board determined that each relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.

Board Leadership Structure

Effective with its annual shareholders meeting held in February 2015, as part of the Company’s Board-approved succession plan, Adam P. Chase was named President and Chief Executive Officer of Chase Corporation and Peter R. Chase was named Executive Chairman of Chase Corporation. Prior to February 2015, the Company combined the offices of Chairman and Chief Executive Officer. Both the current Executive Chairman and the current President and Chief Executive Officer have long histories with the Company, and the Board believes that its leadership structure makes the best use of their combined extensive knowledge of the Company and enables clear communication between management and the Board.

Effective October 2020, the Board elected Dana Mohler-Faria to the newly created role of Lead Independent Director. Among his responsibilities as Lead Independent Director, Dr. Mohler-Faria presides over executive sessions of independent directors and assists with setting agendas for Board meetings. The Board established this position in recognition of the increasingly complex environment in which the Company operates, and to ensure an established channel of communication for the independent directors is maintained. The Board believes that this new structure will continue to foster the positive collaboration among independent directors that the Company has enjoyed in the past. The role of Lead Independent Director serves to strengthen communications among independent directors, and with senior management and the Board.

Board’s Role in Risk Oversight

The Board is responsible for monitoring the risks that affect the Company, including operational, legal, regulatory, strategic, cyber, and financial risks. Management presents the Board with updates regarding key facets of the Company’s operations as part of all regularly scheduled Board meetings. The Board is responsible for assessing risks based on its working knowledge of the Company and the risks inherent in the Company’s business. The Audit Committee monitors the Company’s financial and audit-related risks. The Compensation and Management Development Committee monitors any risks that may arise from the Company’s compensation policies and practices.

Committees of the Board of Directors

The Board has the following standing committees: (a) Audit, (b) Compensation and Management Development, and (c) Nominating and Governance. All members of the committees serve at the pleasure of the Board of Directors.  The functions and current membership of each committee are as follows:

Audit Committee.  The Audit Committee recommends to the Board of Directors the engagement of the Company’s registered public accounting firm, reviews the scope and extent of its audit of the Company’s financial statements, reviews the annual financial statements with the registered public accounting firm and with management, and makes recommendations to the Board of Directors regarding the Company’s policies and procedures as to internal accounting and financial controls. The current members of the Audit Committee are Thomas D. DeByle, Chairman, Chad A. McDaniel and Tom Wroe, Jr. Each member of the committee meets the criteria for independent directors, as defined in the listing standards of the NYSE American and the applicable regulations of the Securities and Exchange Commission. The Board has determined that each of Mr. DeByle, Mr. McDaniel and Mr. Wroe are audit committee financial experts as defined in Securities and Exchange Commission regulations.  The Audit Committee held five meetings during the fiscal year ended August 31, 2021. The Audit Committee operates under a written charter that is available through the Company’s website at www.chasecorp.com.

Compensation and Management Development Committee.  The Compensation and Management Development Committee advises the Board of Directors on matters of management, organization, and succession, recommends approval of persons for appointments to key employee positions, and recommends decisions regarding compensation for directors, officers, and key employees to the Board of Directors.  The committee also administers the Company’s equity incentive plans. The Compensation Discussion and Analysis presented elsewhere in this proxy statement outlines the role of the Executive Chairman and the Chief Executive Officer in evaluating and making salary recommendations for the Treasurer and Chief Financial Officer, and other executive officers of the Company. Information concerning the Committee’s engagement of compensation consultants for the purpose of benchmarking compensation is also discussed in further detail in the Compensation Discussion and Analysis contained in this proxy statement. The members of the committee are Thomas Wroe, Jr., Chairman, Thomas D. DeByle, and John H. Derby III. Each member of the committee is independent, as independence for Compensation and Management Development Committee members is defined under the listing standards of the NYSE American and the applicable regulations of the Securities and Exchange Commission. The committee held two meetings during the fiscal year ended August 31, 2021. The Compensation and Management Development Committee operates under a written charter that is available through the Company’s website at www.chasecorp.com.

Nominating and Governance Committee.  The Nominating and Governance Committee recommends persons for election as directors of the Company. The Committee also makes recommendations to the Board of Directors regarding the structure and membership of the various committees of the Board of Directors, including the Nominating and Governance Committee itself.  The members of the Nominating and Governance Committee are Dana Mohler-Faria, Chairman, Chad A. McDaniel, and Joan Benjamin-Wallace.  Each member of the committee is independent, as independence is defined in the listing standards of the NYSE American. The Nominating and Governance Committee held three meetings during the fiscal year ended August 31, 2021. The Nominating and Governance Committee operates under a written charter that is available through the Company’s website at www.chasecorp.com.

Director Nomination Process

The Nominating and Governance Committee identifies individuals believed to be qualified to become Board members and recommends individuals to fill vacancies. In nominating candidates, the Committee takes into consideration such factors as it deems appropriate, including judgment, experience, skills, and personal character, as well as the needs of the Company. The Nominating and Governance Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the committee and in accordance with the Company’s Bylaws.  Regardless of the source of nominees presented to the Committee, the Nominating and Governance Committee engages a consistent and unbiased review process in the evaluation of each qualified candidate.

The Company’s Bylaws provide that the Nominating and Governance Committee shall recommend the Chief Executive Officer of the Company for election to the Board.

The Company’s Bylaws provide that the Nominating and Governance Committee may recommend to the Board of Directors any individual or individuals for election to the Board of Directors if, after such election, a majority of the Board of Directors shall consist of “non-affiliated directors.” “Non-affiliated directors” are directors (i) who are not lineal descendants of Edward L. Chase (whether by blood or adoption); (ii) who are not the spouse of Edward L. Chase or of any of such spouse’s lineal descendants; (iii) who are not at the time of determination, and shall not have been at any time within three years preceding such time, officers or employees of the Company (or its predecessor) or any of its subsidiaries, affiliates or divisions; (iv) who are not at the time of determination the beneficial owners of more than 10% of the issued and outstanding shares of any class of the Company’s stock; (v) who are not officers, employees, directors or partners of any person who at the time of determination is a holder of more than 10% of the issued and outstanding shares of any class of the Company’s stock; and (vi) who satisfy the standards for independence under the listing rules of any registered national securities exchange on which the Company’s stock may be listed.

The Nominating and Governance Committee does not have a formal policy relating to diversity among directors but does consider it an important factor in the Committee’s consideration of candidates. When considering new nominees and nomination of existing members of the Board, the committee examines each person’s specific skills and attributes in the context of the skill sets represented on the Board and seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills, and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, finance, executive leadership, legal and similar attributes. Among our nine nominees for election to the Board, two nominees self-identify as women, and two nominees (including one of the female nominees) self-identify as individuals from an underrepresented community (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Middle Eastern, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

Board Self-Assessment

The Nominating and Governance Committee has developed and implemented a self-evaluation process to assess the configuration and enhance the functionality and effectiveness of the Board and each of its standing committees. The Nominating and Governance Committee structured the evaluations to reflect and assess Board and committee effectiveness as it relates to chartered responsibilities of each committee and the Board as a whole. Summary information derived from the evaluation process is used to further refine and focus Board and committee activity and contributions to advance shareholder value. The self-evaluations are instrumental in determining future needs of the Board in relation to the Company’s strategic goals. The evaluations also provide significant context and information important in identifying the qualifications future candidates should possess to add value in the achievement of strategic goals. All directors participated in the evaluations for both the Board and committees on which each served.

Social and Environmental Responsibility

Chase is committed to environmental and social responsibility through our own actions and through the actions of our chosen supply chain partners. We have both a Human Rights Policy and a Supplier Code of Conduct (available at www.chasecorp.com, by clicking on “Responsibility,” and then clicking on “Human Rights”) that set forth our views on human rights as a fundamental value of Chase Corporation and our expectations for our suppliers. These are part of our Core Values and Mission, and we strive to respect and promote human rights in accordance with the United Nations Guiding Principles on Business and Human Rights in our relationships with our employees, customers, suppliers, and vendors. Our aim is to further advance human rights within the communities in which we operate. We look upon our suppliers as partners and expect that they will conduct their businesses in an ethical manner, act with integrity, and engage in behavior that respects human rights, promotes a safe and healthy work environment, and is environmentally responsible and efficient.

Our environmental, health and safety (“EHS”) policies include those on Energy & Resources, Safety Performance, and Environmental Impact (available at www.chasecorp.com, by clicking on “Responsibility,” and then clicking on “EHS Sustainability”) and set forth our commitment to our role as environmental stewards and to protecting our employees’ health and safety. Currently, Chase Corporation’s operation locations are not adjacent to designated protected areas, critical habitats, or other areas with recognized high-biodiversity value. Purchased electricity usage reduction/conservation projects are underway, including replacing facility lighting with LED lighting and area sensors, and more energy-efficient motor replacements. Chase’s AREA (Awareness, Responsibility, Engagement, Authority) safety program is at the heart of our commitment to empower and protect our employees. Our locations in the U.S. currently undergo annual internal compliance auditing for all applicable U.S. OSHA and environmental regulatory requirements. These audits, and corrective actions tracking, are documented, and reviewed periodically by upper management. Compliance with U.K. legislative requirements, and other non-U.S. country-specific regulatory requirements, are also documented.

Audit Committee Report on Financial Statements for the Year Ended August 31, 2021

The Audit Committee is appointed by the Board of Directors. All members of the Audit Committee meet the independence requirements of the NYSE American.  The Audit Committee, in accordance with its written charter, oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2021 with management including a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with Grant Thornton LLP, the Company’s Independent Registered Public Accounting Firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (United States) (PCAOB) and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence from the Company.

The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for its audit.  The Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Subsequently, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2021 for filing with the Securities and Exchange Commission.  The Audit Committee approves the selection of Grant Thornton LLP to serve as the Company’s Independent Registered Public Accounting Firm for fiscal year 2022.

By the Chase Corporation Audit Committee

Thomas D. DeByle (Chairman) Chad A. McDaniel
Tom Wroe, Jr.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is intended to provide a context for the disclosures contained in this proxy statement with respect to the compensation paid to our executive officers. Compensation information is presented below for our Executive Chairman, Peter R. Chase, our President and Chief Executive Officer, Adam P. Chase, our Treasurer and Chief Financial Officer, Michael J. Bourque, our former Treasurer and Chief Financial Officer, Christian J. Talma, and our General Counsel, Jeffery D. Haigh. Collectively, these officers are referred to as our “named executive officers.” Specifically, this Compensation Discussion and Analysis will explain the objectives and material elements of their compensation during the fiscal year ended August 31, 2021.

The Compensation and Management Development Committee of our Board of Directors has the responsibility of developing and overseeing a comprehensive compensation philosophy, with strategies and principles that have the support of the Board of Directors and management, and that ensure the fair and consistent administration of our compensation program. The Compensation and Management Development Committee makes recommendations to the full Board for approval relative to the total compensation to be paid to the named executive officers, including salary, performance bonus, equity awards, long-term awards, benefits, and perquisites.

In this analysis, we refer to the Compensation and Management Development Committee as “the Committee” or “the Compensation and Management Development Committee.”

Philosophy and Objectives of Our Compensation Program

The primary objectives of the Compensation and Management Development Committee are to ensure that our executive compensation and benefits programs:

●	retain executive talent by offering compensation that is commensurate with pay at other public companies of a similar size in the same or similar industries in the region, as adjusted for individual factors, and considering the complexity of the Company’s business;
●	safeguard company interests and the interests of our shareholders;
●	are effective in driving executive performance by having, for members of the senior management team, pay at risk, so actual pay is tied to company-wide goal achievement and superior performance is rewarded;
●	foster teamwork on the part of management;
●	are consistent and competitive with Chase Corporation’s compensation peer group;
●	are cost-efficient and fair to employees, management, and shareholders; and
●	are well-communicated to and understood by program participants.

Our Compensation and Management Development Committee believes that the most effective compensation program is one that will provide incentives that are directly linked to the achievement of company strategies through easily measured, company-wide performance targets, while providing a reasonable level of income security to the named executive officers through competitive base salaries and retirement benefits. Our executive compensation reflects a balance of cash and non-cash compensation, and a mix of currently paid compensation and long-term incentives. The Compensation and Management Development Committee does not set a rigid target for these mixes, and the mix will necessarily vary from year to year based upon our underlying financial performance. Our incentive plans combine financial targets to reward performance with time-based vesting to assist retention.

Committee Purposes and Responsibilities

One of the primary purposes of the Compensation and Management Development Committee is to determine the total target compensation levels for the senior executive officers of the Company and to establish and annually review the programs that will determine the actual rewards as compared to established targets.

The Committee is charged with ensuring that the target compensation levels, and the allocation of short-term and long-term components are sufficient to attract, motivate, and retain seasoned professional managers, while at the same time ensuring that the pay is reasonable and fair to our shareholders in light of the Company’s financial performance and when compared to executive officers of similar position and responsibility at comparable businesses.

The Committee is also responsible for reviewing the annual compensation for service on the Board of Directors or for service as a member or chair of any of the various committees of the Board of Directors, and, when appropriate, recommending any changes to the Board for approval.

The Committee has the authority to retain and terminate any legal counsel or any compensation or other consultant to be used to assist in the evaluation of director or executive compensation and has sole authority to approve the consultant’s fees or other retention terms.

The Committee also reviews and administers our equity compensation plans, and reviews any existing or proposed employment agreement, change in control or severance agreement, or any special or supplemental benefits not offered as part of a broad-based plan that are made available to our named executive officers. Where appropriate, it recommends adoption, amendment, or termination of such programs or agreements to the full Board of Directors.

Role of Executive Officers in Compensation Decisions

Our Compensation and Management Development Committee makes all determinations affecting the compensation for our named executive officers, including our Executive Chairman and our Chief Executive Officer, and recommends those determinations to the full Board of Directors for approval. Our Executive Chairman and Chief Executive Officer may from time-to-time attend meetings of the Committee as non-voting advisory members, except that they are not present for any discussion of their own compensation. The Compensation and Management Development Committee receives and considers our Executive Chairman’s and our Chief Executive Officer’s evaluations of, and their recommendations as to all elements of compensation of our Chief Financial Officer and our General Counsel. The Committee expressly reserves the right to exercise its discretion in modifying any adjustments or awards recommended by our Executive Chairman or our Chief Executive Officer, although historically the Committee has given significant weight to these recommendations.

Use of Compensation Consultants and Benchmarking Data

A description of the extent to which we have historically benchmarked our base salary levels against other companies is described below under “Base Salary.” The Committee has taken advice from expert compensation consultants to set the position values and salary ranges for executive officers. The Committee continues to adjust base salaries annually for the Company to remain competitive with respect to executive compensation. The compensation consultants have used similar benchmarking data in recommending the performance-based components of the executive compensation package. The Committee most recently engaged a compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”) in fiscal 2017. Pearl Meyer provided the Committee and management with recommendations based on its review at that time. Prior to this most recent engagement, the Company had last hired Pearl Meyer to perform a similar assessment in 2013.

The Committee has considered and will consider the results of this review in establishing compensation plans for periods subsequent to this review.

Principal Elements of our 2021 Compensation Program

There were three principal elements of compensation for our named executive officers, other than our Executive Chairman, during fiscal 2021. These were:

●	base salary;
●	a cash bonus component based on the performance of our business against corporate objectives under our annual cash incentive plan;
●	long term incentive compensation in the form of equity awards including:
●	a restricted stock award based on the performance of our business against different corporate objectives (comprising 50% of the total equity component target value for our Chief Executive Officer and Chief Financial Officer);
●	a time-based vesting restricted stock award (comprising 25% of the total equity component target value for our Chief Executive Officer and Chief Financial Officer and 50% of the total equity component target value for our General Counsel); and
●	stock options (comprising 25% of the total equity component target value for our Chief Executive Officer and Chief Financial Officer and 50% of the total equity component target value for our General Counsel);

In FY 2017 the Committee determined that Mr. Chase would not participate in the cash incentive program component of the Company’s executive compensation programs. This shift in the allocation of annual pay components for Peter R. Chase away from the cash incentive program reflected a shift in the day-to-day responsibilities of the Executive Chairman (who continues to be a director and the Chairman of the Board of Directors) following Adam P. Chase’s appointment to the Chief Executive Officer role in fiscal 2015. Peter R. Chase has not participated in the Company’s equity incentive programs since 2013, in recognition by the Committee of the diminishing incremental benefit of additional equity grants in achieving the shareholder alignment and retention objectives of the equity program considering Mr. Chase’s accumulation of equity from prior years of service. The Executive Chairman’s compensation for fiscal 2021, therefore, consisted primarily of his salary, as it had in the prior four years. The Committee has retained both the cash bonus and long-term equity components of its executive compensation program for its Chief Executive Officer, Chief Financial Officer and General Counsel.

The financial measurement metrics and targets used in both the annual cash incentive plan and the annual equity award plan are subject to annual review by the Committee, which reserves the right to set different objectives on either the cash incentive plan or equity award program as it feels appropriate considering the annual and long-term objectives of the Company. As discussed in more detail below, the Committee utilizes differing financial performance targets for the cash incentive plan and the equity awards program. The two programs also differ in the dollar value of the target awards and in their vesting provisions, since payments under the cash incentive plan are made after the end of each fiscal year, and the equity awards (including those that are subject to additional performance-based vesting criteria) customarily vest over a period of three years from the time of grant. The total compensation packages for our Chief Executive Officer, Chief Financial Officer, and General Counsel thus provide a mix of (1) current cash payments in the form of salary, independent of year-to-year financial performance; (2) annual cash payments determined by reference to the Company’s actual results of operations for the year compared to a target; and (3) equity awards, subject (in the case of our Chief Executive Officer and Chief Financial Officer) to vesting provisions relating to the Company’s financial results, together with restricted stock and stock options that are not specifically tied to financial performance, but all of which are subject to time-based vesting provisions in order to foster our retention objectives.

The cash incentive plan for 2021 set target compensation levels with reference to targeted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), as adjusted to exclude costs and gains or losses related to our acquisitions and divestitures, costs of products sold related to inventory step-up to fair value, settlement gains or losses resulting from lump sum distributions to participants in our defined benefit plans, and other significant items (“Adjusted EBITDA”), less the effects of foreign transaction gains or loss (“Adjusted EBITDAX” or the “Adjusted EBITDA-based target”). The performance-based equity award program sets target compensation levels with respect to a combination of (1) our earnings per share (“EPS”) for the fiscal year in question, as adjusted at the discretion of the Committee, and (2) our return on invested capital (ROIC) over a three-year period. Our calculation of each such metric under the plan is described in more detail below. As a result, a substantial proportion of our named executive officers’ total compensation under both the cash and equity incentive programs is tied to our earnings in each fiscal year. The Committee determined for 2021 that an Adjusted EBITDA-based target is the most appropriate tool for measuring the underlying performance of the Company and its management team for the annual cash incentive plan, while EPS and ROIC are used for the equity plan as they are more common and consistent measures for longer term incentive programs and align with how shareholders are rewarded. In addition, the Committee has chosen to emphasize company-wide achievement of financial objectives in this manner, as opposed to emphasizing more subjective individual performance criteria or measurements based upon business segments or other operating data, because it believes it is important to use a metric that is easily measured and understood from the beginning of the year, that fosters teamwork among the management team, and that most directly aligns the interest of the named executive officers participating in the program with those of all shareholders. The Committee does retain discretion to adjust or supplement the cash incentive awards paid, either upward or downward.

The following discussion seeks to explain why the Compensation and Management Development Committee has chosen to pay each compensation element, how it determines the amount of each element, and how the element and the Committee’s decisions regarding that element in fiscal 2021 fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

Base Salary. Each of our named executive officers receives a base salary. The objective is to provide base compensation comparable to base compensation that the executive could earn in a similar position at other companies. A range of base salary levels for key positions in the Company was established most recently in 2018 (using results from the 2017 assessment) upon the recommendation of a compensation consultant (Pearl Meyer) which was engaged by the Committee to provide analysis and input on executive pay and incentive plan design for the top executive officers and vice presidents of the Company, excluding our Executive Chairman, Peter R. Chase, for reasons noted above.

The ranges for these key positions were established in consideration of benchmarking data provided by the compensation consultant which included a survey of the following 15 companies:

●	American Vanguard Corporation	●	Lydall, Inc.
●	Balchem Corporation	●	PGT Innovations, Inc.
●	Core Molding Technologies, Inc.	●	Quaker Chemical Corporation
●	Flotek Industries, Inc.	●	Raven Industries, Inc.
●	FutureFuel Corp.	●	Rogers Corporation
●	Hawkins, Inc.	●	Trecora Resources
●	KMG Chemicals, Inc.	●	UFP Technologies, Inc.
●	Landec Corporation

The companies surveyed had median revenue in the one year prior to the survey of approximately $313 million (Chase was at the 20th percentile at the time), median full-time employees of 805 (Chase was at the 45th percentile) and median market capitalization of approximately $625 million (Chase was at the 73rd percentile). Our market capitalization to revenue ratio was at the 92nd percentile relative to the companies surveyed and our EBITDA margin was the highest relative to the companies surveyed. In comparison to the peer group, Pearl Meyer reported that Chase’s Chief Executive Officer’s compensation at the time was in the bottom quartile with respect to cash compensation and below median with respect to total compensation, and our Chief Financial Officer’s compensation at the time was in the bottom quartile with respect to cash compensation and at the median for total compensation.

Individual executives’ base salaries are set initially upon hiring or promotion to a position within the established range, considering each executive’s experience in the role and other subjective factors, and are reviewed annually. As outlined above, the Executive Chairman and the Chief Executive Officer make salary adjustment recommendations, if any, to the Committee with respect to our Chief Financial Officer and General Counsel. Historically, salary increases have been aligned with movement of the market or have been adjusted in circumstances where executives are promoted to positions with substantially increased responsibilities. In fiscal 2021, the Committee did not recommend an increase in the salary of Adam P. Chase, our Chief Executive Officer. The Committee intends from time to time, to revisit the salary ranges used to ensure that salaries remain competitive but not excessive. The Committee will also review the salaries of our named executive officers to align with our current organizational structure, maturation in role, and projected responsibilities.

Cash Incentive Plan. At the beginning of each fiscal year, following the annual budget presentation by management to the Board of Directors, the Committee sets a corporate performance target for the upcoming fiscal year to be used in connection with the Company’s incentive compensation programs. For the reasons discussed above, our Executive Chairman does not participate in the cash incentive plan. As noted above, for the cash incentive plan the financial target was established as an Adjusted EBITDA-based target for fiscal 2021. The Adjusted EBITDA-based target was set by the Committee with reference to both historical performance and expected future performance. The Committee believes that the targets set as a general matter should be reasonably attainable through consistent performance as compared to recent years, and it is the Committee’s expectation that the actual awards granted under the relevant plan will exceed the “target” awards where management achieves growth over historical annual Adjusted EBITDAX levels. The Adjusted EBITDA-based targets are set in a way that tends to generally reflect improvement over historical results, at least during periods of multi-year growth in Adjusted EBITDAX. For fiscal 2021, the corporate Adjusted EBITDA-based target set by the Committee was $61.2 million, representing 100% of actual fiscal year 2020 results.

At the end of the fiscal year, actual results are compared to the target established at the beginning of the year. In establishing the compensation program, it is the Board’s intent to exclude from actual performance measurements the effect of items generally consistent with items excluded in the Company’s historical definition of Adjusted EBITDA. The Committee consequently has the discretion to decide and has decided from time to time in the past, to exclude certain items or to make other adjustments in order to fairly reflect our underlying operating performance for the year.

In order for any amounts to be payable under the plan, the Company must meet a threshold level of 80% of the Adjusted EBITDA-based target for any amounts to be paid as part of the plan. Actual payments are made under the plan by reference to the target awards established by the Committee for each of the named executive officers as a percentage of their base salaries, although they can be subject to adjustment as described below. The maximum award under the cash incentive plan is reached at 120% of the target performance measure. The Company’s actual Adjusted EBITDAX was $79.1 million for fiscal 2021, and represented achievement at approximately 129% of the target amount for the year, resulting in the maximum payout of 200% of the target award under the cash incentive plan.

The reconciliation from net income, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDAX for fiscal 2021 and 2020 is as follows (in thousands):

	Year Ended August 31,
	2021	2020

Net income	$44,920	$34,157
Interest expense	297	246
Income taxes	13,674	11,163
Depreciation expense	3,946	4,015
Amortization expense	12,858	11,576
EBITDA(1)	$75,695	$61,157
Loss (gain) on contingent consideration	1,664	—
Pension settlement costs	—	155
Operations optimization costs	977	807
Acquisition-related costs	128	274
Write-down of certain assets under construction	100	405
Gain on sale of real estate	—	(2,551)
Adjusted EBITDA(1)	$78,564	$60,247
Foreign transaction (gains) losses	512	911
Adjusted EBITDAX	$79,076	$61,158

(1)	Our calculations of EBITDA and Adjusted EBITDA, non-GAAP financial measures, are explained in greater detail in our current report on Form 8-K, as filed on November 15, 2021. As outlined above, Adjusted EBITDAX further excludes the impact of foreign transaction gains or losses.

Amounts potentially payable under the cash incentive plan, as a percentage of salary at the beginning of the year, and amounts actually paid are reflected in the table below for fiscal year 2021.

	Cash Awards Payable for 2021			Actual FY 2021 Payment
				Award as
				percentage	Final
	At 80% of	At 100%	At 120%	of annual	payments
Name of executive	target	of target	of target	salary	made

	(as percentage of base salary)
Adam P. Chase	50%	100%	200%	200%	$1,134,000
Christian J. Talma	30%	60%	120%	—%	$—	(1)
Michael J. Bourque	30%	60%	120%	120%	$215,892	(2)
Jeffery D. Haigh	12.5%	25%	50%	50%	$115,000

(1)	Christian J. Talma’s service with the Company ended January 15, 2021, resulting in the forfeiture of any 2021 cash bonus.
(2)	Michael J. Bourque joined Chase Corporation as Treasurer and Chief Financial Officer on February 2, 2021. His actual payment was pro-rated by the number of days in fiscal 2021 he was with the Company.

A similar cash incentive program was approved by the Committee and maintained and paid out of a bonus pool, with payments determined by reference to our Adjusted EBITDA-based target, for other key employees at the Company. In fiscal 2021, approximately 130 employees participated in that program, with most payments at the discretion of the Executive Chairman and the Chief Executive Officer.

Equity Incentive Plan. The third element of our compensation program is our equity-based long-term incentive plan. In 2021 our equity incentive plan used a combination of three types of equity awards: performance-based restricted stock, time-vesting restricted stock, and stock options. For the reasons discussed above, Peter R. Chase does not participate in the equity incentive plan.

The performance-based element measures annual performance against (1) an earnings per share (“EPS”) base target and (2) a return on invested capital (“ROIC”) base target (weighted 80% and 20%, respectively, of the total performance-based equity award target value), for fiscal 2021 and represented 50% of the total target equity award value for Adam P. Chase, Christian J. Talma, and Michael J. Bourque. The other half of the total target equity award value for Adam P. Chase, Christian J. Talma, and Michael J. Bourque was split evenly between time-based vesting restricted stock and stock options. Jeffery D. Haigh’s total target equity awards incentive plan was split evenly between time-based vesting restricted stock and stock options.

The following table shows, for each of the named executive officers participating in the equity incentive plan, the total target equity awards for each officer as determined at the beginning of the fiscal year.

	Target Equity		Performance	Time Vesting
	Award as % of	Value at	Shares at	Shares at	Stock Options at
Name	Salary (1)	Grant Date	Grant Date (2)	Grant Date (3)	Grant Date (4)
Adam P. Chase	100%	$567,000	2,906	1,453	4,125
Christian J. Talma	60%	$174,000	892	446	1,266
Michael J. Bourque	60%	$103,015	521	261	749
Jeffery D. Haigh	40%	$92,000	—	471	1,339

(1)	Total target equity award as a percentage of salary in the table represents the initial amount determined on September 1, 2020 (the first day of fiscal 2021) or in the case of Michael J. Bourque, on commencement of his employment. Michael J. Bourque’s value at grant date was prorated for the approximate 7 months of fiscal 2021 he was employed by the Company.
(2)	Value represents 50% of the total equity award target for Adam P. Chase, Michael J. Bourque, and Christian J. Talma and assuming achievement at 100% of the performance targets, using the closing share price on the last day of the prior fiscal year for Adam P. Chase and Christian J. Talma and on the day prior to the commencement of employment for Michael J. Bourque. Based upon actual fiscal 2021 financial performance, the total actual payout for the performance share component of the equity compensation plan for fiscal 2021 was 5,138 shares for Adam P. Chase, and 922 shares for Michael J. Bourque, all of which is subject to additional time-based vesting provisions, calculated in the manner described under “Performance-based restricted stock” below. Christian J. Talma’s total actual payout for the performance share component of the equity compensation plan for fiscal 2021 was based on a pro-rata vesting of performance shares assuming 100% target was achieved.
(3)	Value represents 25% of the total equity award targets for Adam P. Chase, Christian J. Talma, and Michael J. Bourque, using the closing share price on the last day of the prior fiscal year for Adam P. Chase and Christian J. Talma and on the day prior to the commencement of employment for Michael J. Bourque. Value represents 50% of the total equity award target for Jeffery D. Haigh using the closing share price on the last day of the prior fiscal year.
(4)	Value represents 25% of the total equity award for Adam P. Chase, Christian J. Talma and Michael J. Bourque, using the Black-Scholes value of the options on the last day of the prior fiscal year for Adam P. Chase and Christian J. Talma and on the day prior to commencement of employment for Michael J. Bourque. Value represents 50% of the total equity award targets for Jeffery D. Haigh using the Black-Scholes value of the options on the last day of the prior fiscal year.

In the event of a named executive officer’s retirement, death, disability, or dismissal without cause before the scheduled vesting date, the awards will vest pro rata to the date of the termination of employment, which was the case in fiscal 2021 for Christian J. Talma whose employment was terminated without cause on January 15, 2021. In the event of a named executive officer’s voluntary termination of employment or termination for cause, all unvested portions of the award will be forfeited. Upon a change of control of the Company, any unvested restricted stock awards will automatically vest, and any unvested stock options may vest at the discretion of the Committee.

Each of the three types of equity awards that collectively comprise our equity incentive plan are described in more detail below:

●	Performance-based restricted stock. The performance-based restricted stock awards are made at the beginning of the year based upon the target performance levels, with the target number of shares being determined by dividing the target equity award value by our stock price on the grant date. For fiscal 2021, the EPS target set by the Committee was $3.62 and the ROIC target set by the Committee was 23.8%.

The final award amounts are determined after the end of the fiscal year by reference to our actual performance for the year. For any payments to be made under the EPS component or the ROIC component of the equity incentive plan, the Company must achieve at least 80% of the EPS target or the ROIC target, as applicable. The EPS target was weighted as 80% of the target performance-based equity award, and the ROIC target was weighted as 20% of the target performance-based equity award. If the Company achieves less than 80% of both performance targets, the full award would be forfeited. If the Company achieves 80% of either of the targets, then the actual payment would be 50% of the target shares available under that target (with the other 50% being forfeited). Achievement between 80% and 100% of either target would be pro-rated. If the Company achieves 120% of either target, then the executive’s equity award would be 200% of the targeted share amount available under that target. Achievement between 100% and 120% of either target would be pro-rated. The total opportunity is capped at 200% of the targeted share amount. Accordingly, there is no incremental award in 2021 at performance levels above 120% of either target.

EPS as defined in the plan may differ from earnings per share as calculated under generally accepted accounting principles, since the plan uses the fully diluted number of shares outstanding as of the first day of the fiscal year and may include other adjustments as determined by the Compensation and Management Development Committee. Our basic and diluted EPS as reported under U.S. generally accepted accounting principles for fiscal 2021 were $4.75 and $4.73 per share, respectively. Using the fully diluted number of shares outstanding as of September 1, 2020, the EPS used for purposes of evaluating performance under the 2021 equity plan was $4.76, or approximately 132% of the target EPS of $3.62. The actual payments made under the EPS performance share component of the plan thus represented 200% of the targeted share amount for that component.

ROIC is defined in the plan as the three-year average earnings before interest expense and income tax, divided by the three-year average of the sum of equity and debt less cash on hand at year-end. The fiscal 2021 target was set as the trailing three-year average ROIC, calculated using the prior three years’ (fiscal years 2020, 2019 and 2018) actual results. Actual ROIC for the measurement period was calculated using actual results for the three years ended August 31, 2021. The ROIC used for purposes of evaluating performance under the 2021 equity plan was 22.3%, or approximately 94% of the target ROIC of 23.8%. The actual payments made under the ROIC performance share component of the plan thus represented approximately 84% of the targeted share amount for that component.

The final share amounts are calculated and approved by the Compensation and Management Development Committee upon finalization of our financial results for the fiscal year. Equity awards made for fiscal 2021 exceeded the target level for EPS and fell short of target level for ROIC which was attributed to strong earnings recognized by the Company during that year. The restricted stock award under the plan will not vest until the last day of the second fiscal year following the fiscal year that is used as the performance period. In other words, the performance-based equity awards for fiscal 2021 will vest on August 31, 2023.

The Committee believes that the combination of performance measures to determine the number of shares of common stock underlying each award, and the “cliff” vesting of the award two years after the end of the performance period, is useful in accomplishing the dual objectives of rewarding superior performance and encouraging retention of its qualified executives.

●	Time-based vesting restricted stock. The Committee also incorporates time-based vesting shares into our long-term incentive plan for participating executive officers. The purpose of the time vesting restricted stock grant is to provide a long-term incentive in the form of a fixed award that is not subject to a performance measurement target. The number of shares is determined by reference to the value of the award (25% of the total target equity award value for Adam P. Chase, Christian J. Talma, and Michael J. Bourque, and 50% of the total target equity award value for Jeffery D. Haigh) divided by the closing market price of our common stock on the last day of the prior fiscal year for Adam P. Chase, Christian J. Talma and Jeffery D. Haigh and the share price prior to commencement of employment for Michael J. Bourque. The shares vest in three years from their grant, or on August 31, 2023.
●	Stock options. The Committee incorporates stock option grants into our long-term incentive plan on a formulaic basis as part of the overall long-term incentive plan for certain executive officers. Thus, 25% of the total target value of the equity plan awards for 2021 for Adam P. Chase, Christian J. Talma, and Michael J. Bourque, and 50% of the total target value for Jeffery D. Haigh, was made in options to purchase common stock. The purpose of the option grant was to further align the executives’ interests with that of the shareholders, to encourage equity participation among management team members and provide a long-term incentive for their future commitment as key members of the executive management team. The option grant was made effective as of September 1, 2020, (or February 2, 2021 for Michael J. Bourque), with an exercise price equal to the fair market value of the common stock on the grant date. The number of shares of common stock subject to these option grants was determined by taking 25% (or 50% for Jeffery D. Haigh) of the total equity award opportunity and dividing it by the Black-Scholes value of an individual option on the date of grant. The options granted in fiscal 2021 will vest in three equal annual installments, beginning on August 31, 2021.

Discretionary Bonuses. The Committee does not consider discretionary cash bonuses to be a material part of the executive compensation program, outside of the cash incentive plan described above. As noted above, the Committee has the discretion to adjust an award determined under the cash incentive plan upward or downward and has exercised that discretion in the prior years in a manner that has historically had a small impact on total compensation compared to the objective components.

Voting and Dividends on Stock Awards. Participants in the equity award program can vote and receive dividends upon their restricted shares before the shares vest. The Committee has determined that permitting the participants to vote and receive dividends prior to the vesting of the awards was appropriate and consistent with the Committee’s retention and pay for performance objectives. The Committee considered the fact that dividends on unvested awards would typically represent a small percentage of the executives’ total compensation. Dividends paid on unvested awards are not required to be repaid if the vesting provisions are not met, but the underlying shares themselves remain subject to forfeiture through the vesting date, putting the bulk of the economic value of the award at risk and subject to the performance and time-based vesting conditions.

Chief Executive Officer’s Compensation at Risk and Compared to the Creation of Shareholder Value. One of the primary objectives of the compensation program is to drive executive performance by having pay at risk, so actual pay is tied to company-wide goal achievement and superior performance, thus aligning the compensation of our executives with the interests of our shareholders. Summaries of the principal elements of compensation and of the total compensation for Adam P. Chase, Chief Executive Officer, are as follows:

71% Performance-Based Compensation
Base Salary 23%
Annual Incentive Plan 45%
Time-Based Shares 6%
Stock Options 6%
Performance-Based Shares 20%

The CEO principal elements of compensation pay mix above is calculated based on (1) 2021 base salary, (2) 2021 cash incentive plan awards actually paid in November 2021, (3) stock option grants and time-based vesting restricted shares granted in September 2020 and (4) actual performance-based restricted share awarded based on 2021 performance and valued using August 31, 2020 share prices.

Our Chief Executive Officer’s total compensation growth has trended with the growth of the Company’s creation of shareholder value over the most recent fiscal years, as measured by the trading price of the Company’s common stock as reported by the NYSE American as of August 31 of each applicable year, utilizing fiscal 2015 as the base year. Total compensation used in the chart above is further detailed under “Summary Compensation Table” below. The above includes the value of all time-based vesting and actual performance-based shares received for each applicable year, valued at grant-date price, and stock options valued at grant-date Black-Scholes value, inclusive of $1,000,000 and $2,268,000 equity retention grants in fiscal 2017 and 2020, respectively, which were each evenly split between restricted stock and options.

Adam P. Chase’s Annual Incentive Plan (“AIP”) cash bonus growth has exceeded the growth of the Company’s adjusted EBITDA in each of the last two years. The Compensation and Management Committee believes this compensation to be fair and appropriate for the Executive given relative performance of the Company during the COVID-19 impacted fiscal 2020 and recovery and growth achieved in fiscal 2021. In fiscal 2021, the Company achieved greater than 120% of the Adjusted EBITDAX target on which the Chief Executive Officer’s AIP is based.

Retirement Programs

In addition to the primary components of executive pay described above, we maintain certain retirement plans and benefits for our executive officers. Many of these plans are available to larger groups of employees. The Committee feels that the opportunity to participate in programs that assist the executives and other employees in saving for retirement is an important part of those employees’ compensation package.

●	The named executive officers may elect to make contributions to a retirement account in our “Chase Deferred Salary Savings Plan” (the “401(k) plan”), which is available to substantially all employees of certain businesses of the Company and under which we made a matching contribution to each participant in each of the last three fiscal years (or in the case of Mr. Bourque, in 2021 after he became eligible for the plan after completing three months with the Company). The matching contribution under the 401(k) plan is the equivalent of 100% of the first one percent of the employee’s pre-tax contribution to the plan plus 50% thereafter, up to an amount equal to three and one-half percent of the employee’s annual salary. Our matching contributions to the accounts of the named executive officers are shown in the “All Other Compensation” column in the Summary Compensation Table.
●	We also maintain a non-qualified Supplemental Savings Plan covering selected employees, including our named executive officers. Participants may elect to defer a portion of their compensation for future payment in accordance with the terms of the plan. Our Executive Chairman, Peter R. Chase, received a full payout of his non-qualified Supplemental Savings Plan balance in fiscal 2017 after entering a separation of service letter with the Company, reducing the level of services that he performs as the Executive Chairman to no more than 20% of the average level of services performed in the previous 36 months.

● We maintain a tax-qualified defined benefit pension plan and a non-qualified Supplemental Pension Plan. The Supplemental Pension Plan covers those of our employees who from time to time may be designated by our Board of Directors. During fiscal 2021, our Executive Chairman, Peter R. Chase, and our President and Chief Executive Officer, Adam P. Chase, were designated as being covered. These plans are described in more detail under “Executive Compensation—Other Executive Plans—Pension Plans”. As noted in that section, benefits are paid at a higher rate to employees who became employed prior to May 1, 1995 or who are covered by certain collective bargaining agreements and meet certain other qualifications, as compared to those who were employed after that date. Our Executive Chairman, Peter R. Chase, began collecting his non-qualified Supplemental Pension Plan balance in fiscal 2017 after entering a separation of service letter with the Company, as noted above.

Other Benefits

The Company owns a life insurance policy on Peter R. Chase as a mechanism available for use to fund obligations of the Company, including the unfunded, non-qualified Supplemental Pension Plan described above.

We provide our named executive officers a car allowance of $1,000 per month. We previously provided Peter R. Chase with a company car, for which the lease ended in early fiscal 2021. We provide our Executive Chairman, Chief Executive Officer and Chief Financial Officers with reimbursements for certain financial planning and tax services up to $5,000 per year. Our Compensation and Management Development Committee considers these arrangements to be fair and reasonable considering the relatively low cost to the Company.

Named executive officers may also participate in our medical and dental insurance offerings by electing to make payroll deductions designed to cover approximately 35% of the cost of these programs (with the company covering the other 65% of the cost). We also provide disability and life insurance coverage for our named executive officers and pay a portion of the related premiums.

Stock Ownership Guidelines

The Board of Directors believes that it is important to align the interests of members of executives and senior management and directors with those of our shareholders. As described above, the Committee takes this principle into account in designing the compensation programs in which our executive officers participate. The Board has established stock ownership guidelines that encourage the accumulation and retention of our common stock to further foster these objectives.

Our current stock ownership guidelines are expressed as a multiple of base salary or, in the case of directors, a multiple of annual cash compensation. Under the guidelines, each of our Executive Chairman and our Chief Executive Officer are required to acquire and hold stock with a fair market value of at least five times base salary. For our Chief Financial Officer, the multiple is three times base salary, and for non-employee directors, the multiple is five times annual cash compensation. Directors are required to achieve compliance 36 months from the first election to the Board. Newly appointed executives are required to comply within 36 months of their appointment. Covered Individuals who accept an appointment to a position requiring a higher retention level are required to comply with this policy within 36 months of that triggering event. Shares of stock subject to time-based vesting provisions count toward the ownership guidelines but shares subject to performance-based vesting conditions and shares underlying stock options do not count toward the ownership guidelines. The Compensation and Management Development Committee retains the discretion to grant waivers or make exceptions to the policy under appropriate circumstances. The guidelines have a further provision covering the vice presidents of the Company (which includes our General Counsel), requiring a holding multiple equivalent to the base salary, and requiring compliance within 60 months after initially being subject to this policy.

The full stock ownership guidelines are available on our corporate website, www.chasecorp.com.

Prohibitions on Hedging and Pledging

Our current insider trading policy, most recently revised in November 2019, specifically prohibits Directors of Chase Corporation, officers, and selected other employees from (a) holding Company securities in a margin account or pledging Company securities as collateral for a loan, or (b) purchasing any financial instruments or entering into any other transactions that are designed to hedge or offset any decrease in the market value of the Company’s common stock owned directly or indirectly by them (commonly referred to as “hedging”) or entering into certain other speculative transactions.

This policy, referred to as the Chase Corporation Responsibilities and Requirements of Directors, Officers and Employees of a Publicly Held Company, is available on our corporate website, www.chasecorp.com.

Severance Agreements

We have arrangements with our named executive officers pursuant to which they would be entitled to receive severance upon certain enumerated events. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See “Payments Upon Termination or Change of Control” below for a more detailed description of these triggering events and the resulting benefits. We believe that this structure will help: (i) assure that the named executive officers can give their full attention and dedication to us, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the named executives’ objectivity in considering shareholders’ interests, (iii) assure the named executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key executive talent in a competitive market.

Consideration of the Previous Shareholder Advisory Vote on Executive Compensation

At the Company’s 2021 annual meeting of shareholders held February 2, 2021, approximately 83% of votes cast at the meeting with respect to the proposal were voted to approve, on an advisory basis, the compensation of our named executive officers. No specific component of our 2021 executive compensation program was altered based upon this voting result. However, the Committee will continue to monitor shareholder feedback as it reviews and establishes future executive compensation plans and determines awards for our named executive officers. Our Board of Directors determined in 2018 that an advisory vote will be conducted on an annual basis. A non-binding advisory vote on our current executive compensation is set out in this proxy statement as Proposal 3.

Compensation Risks

The Compensation and Management Development Committee has considered the components of the Company’s compensation policies and practices. We believe that risks arising from our compensation policies and practices for our employees, including our executive officers, are not likely to have a material adverse effect on the Company. In addition, although a significant portion of executive compensation is performance based and “at-risk,” the Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risk.

The Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk-taking. It concluded that:

●	the Company’s significant weighting toward long-term incentive compensation, including performance targets and time-based vesting provisions used in tandem, discourages excessive risk taking;
●	the Company’s performance goals are appropriately identified in order to avoid targets that, if not met, result in a large percentage loss of compensation;
●	assuming achievement of at least a minimum level of performance, payouts under the Company’s performance-based plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach; and
●	as a manufacturing company, the Company is not generally subject to the types of risks that may be present in a corporation involved in financial services, trading, or investment activities.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee of the Chase Corporation Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on such review and discussion we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation and Management Development Committee

Thomas Wroe, Jr. (Chairman)
Thomas D. DeByle John H. Derby III

Executive Compensation

The following table contains a summary of the compensation paid or accrued during the fiscal years ended August 31, 2021, 2020 and 2019 to our named executive officers.

Summary Compensation Table

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
						Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (8)	($)
Peter R. Chase	2021	600,000	—	—	—	—	—	28,465	628,465
Executive Chairman	2020	560,000	—	—	—	—	—	38,439	598,439
	2019	600,000	—	—	—	—	—	34,610	634,610

Adam P. Chase	2021	567,000	—	425,308	141,735	1,134,000	367,233	103,358	2,738,634
President & Chief	2020	529,200	124,031	1,559,223	1,275,727	405,169	288,951	101,099	4,283,400
Executive Officer	2019	567,000	—	425,025	141,668	316,713	302,355	101,325	1,854,086

Christian J. Talma (6)	2021	108,750	—	130,549	43,500	—	—	217,373	500,171
Treasurer & Chief	2020	270,667	38,063	594,505	507,502	124,338	—	34,106	1,569,181
Financial Officer	2019	264,583	—	95,545	31,878	71,219	—	24,506	487,731

Michael J. Bourque (7)	2021	179,910	—	81,359	27,129	215,892	—	13,984	518,274
Treasurer & Chief
Financial Officer

Jeffery D. Haigh	2021	230,000	—	45,955	46,008	115,000	—	21,295	458,259
General Counsel

(1)	Salary includes amounts earned in the fiscal year, whether or not deferred.
(2)	The amounts reflected in this column represent discretionary adjustments to payments under the Company’s cash incentive plan made in fiscal 2020.
(3)	Amounts under “Stock Awards” reflect the net grant date fair value of the stock-based incentive awards granted under our equity incentive program in the indicated fiscal year (and for fiscal 2020 also includes the restricted stock portion of our equity retention awards). For the portion of the award subject to performance-based conditions, the amount is based on the estimated probable outcome of the award as of the grant date. Amounts under “Option Awards” reflect the grant date fair value of stock options awarded during the fiscal year, including those granted in fiscal 2020 as equity retention awards. In each case, amounts are reported whether or not the award had vested and was recorded as compensation expense in accordance with the accounting for stock-based compensation guidance during the year. Assumptions made in the valuation are described in more detail in Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2021. Using the grant date fair value but assuming the maximum performance target under the stock-based incentive plan were met or exceeded, the amounts reported under “Stock Awards” for 2021 would have been approximately $710,000 for Adam P. Chase, $136,000 for Michael J. Bourque, and $218,000 for Christian J. Talma. The total compensation column for such officers in 2021 would have correspondingly been increased by approximately $284,000, $54,000, and $87,000, respectively. Based on the financial results for fiscal 2021, an amount between the target and the maximum performance amount was achieved.
(4)	These amounts reflect incentive payments made under our annual cash incentive program earned during the applicable fiscal year and paid in November following the respective fiscal year end. The incentive program is described in the Compensation Discussion and Analysis under the heading “Principal Elements of our 2021 Compensation Program—Cash Incentive Plan”.

(5)	Represents the current year aggregate change in the actuarial present value of accumulated benefits under the qualified defined benefit plan and the supplemental pension plan as described under “—Other Executive Plans—Pension Plans”. Amounts for Peter R. Chase under this column are reported as zero under applicable SEC regulations because the aggregate change in actuarial present value of his accumulated benefits was a negative amount (a reduction of $1,477,388). This reflects a distribution of $1,554,708 from the supplemental pension plan during the year, as described in more detail under “—Other Executive Plans—Pension Plans”, net of an increase of $77,320 resulting from changes in actuarial assumptions from the prior year.
(6)	Christian J. Talma’s service as our Chief Financial Officer ended January 15, 2021. As a consequence, he did not receive any payment under our annual cash incentive program, and he received a pro-rated portion of his equity award as agreed upon from his separation agreement.
(7)	Michael J. Bourque joined the Company on February 2, 2021.
(8)	These amounts include all other compensation as described in the following table:

		Qualified	Life &	Automobile
		401(k) and	Long-Term	Allowance
		Supplemental	Disability	or Use of
	Fiscal	Retirement Plan	Insurance	Company	Other
Name	Year	Contributions	Premiums	Car	(a)	Total
Peter R. Chase	2021	$14,915	$656	$12,894	$—	$28,465
	2020	13,246	$1,829	$23,364	—	38,439
	2019	9,275	1,971	23,364	—	34,610

Adam P. Chase	2021	29,356	40,103	12,000	21,899	103,358
	2020	26,257	40,231	12,000	22,611	101,099
	2019	27,478	36,547	12,000	25,300	101,325

Christian J. Talma	2021	1,143	1,156	5,000	210,074	217,373
	2020	9,295	2,774	12,000	10,037	34,106
	2019	3,650	3,006	12,000	5,850	24,506

Michael J. Bourque	2021	5,604	1,030	7,000	350	13,984

Jeffery D. Haigh	2021	6,679	1,855	12,000	761	21,295

(a)	These amounts represent payment of dividends on restricted stock, and all other compensation (consisting of reimbursement for financial planning and tax services and, for Christian J. Talma, severance-related payments made pursuant to his separation agreement with the Company) as follows:

		Dividends on
	Fiscal	Restricted
Name	Year	Stock	Severance	All Other	Total
Peter R. Chase	2021	$—	$—	$—	$—
	2020	—	—	—	—
	2019	—	—	—	—

Adam P. Chase	2021	16,899	—	5,000	21,899
	2020	17,611	—	5,000	22,611
	2019	20,300	—	5,000	25,300

Christian J. Talma (a)	2021	6,034	181,250	22,790	210,074
	2020	5,037	—	5,000	10,037
	2019	850	—	5,000	5,850

Michael J. Bourque	2021	—	—	350	350

Jeffery D. Haigh	2021	761	—	—	761

(a)	Christian J. Talma is entitled to receive 12 months of severance payments following his January 15, 2021 departure. Amounts paid in fiscal 2021 are reflected in the table including $17,790 of COBRA payments included under “All Other”.

Grants of Plan-Based Awards for Fiscal 2021

The following table sets forth information relating to potential payments to each of our named executive officers under our fiscal 2021 cash and equity-based incentive award programs. The actual amounts paid under each of these programs are described in more detail under our Compensation Discussion and Analysis under the heading “Principal Elements of our 2021 Compensation Program—Cash Incentive Plan,” “—Equity Incentive Plan” and “—Equity Retention Awards” and, except in the case of restricted stock with performance-based vesting conditions, are reflected in the Summary Compensation Table and its footnotes.

										All Other Option
										Awards
											Exercise
										Number of	or Base
			Estimated Possible Payouts Under Non-			Estimated Future Payouts Under			All Other	Securities	Price of	Grant Date
			Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			Stock	Underlying	Option	Fair Value of
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	Options	Awards	Stock Awards
Name & Award	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($)
Adam P. Chase
Cash award	9/1/2020	8/27/2020	$283,500	$567,000	$1,134,000
Performance restricted stock grant	9/1/2020	8/27/2020				1,453	2,906	5,812				$283,538
Time vesting restricted stock grant	9/1/2020	8/27/2020							1,453			141,769
Option award	9/1/2020	8/27/2020								4,125	$97.57	141,735

Christian J. Talma (2)
Cash award	9/1/2020	8/27/2020	$87,000	$174,000	$348,000
Performance restricted stock grant	9/1/2020	8/27/2020				446	892	1,784				$87,032
Time vesting restricted stock grant	9/1/2020	8/27/2020							446			43,516
Option award	9/1/2020	8/27/2020								1,266	$97.57	43,500

Michael J. Bourque
Cash award	2/2/2021	2/2/2021	$53,973	$107,946	$215,892
Performance restricted stock grant	2/2/2021	2/2/2021				261	521	1,042				$54,205
Time vesting restricted stock grant	2/2/2021	2/2/2021							261			27,154
Option award	2/2/2021	2/2/2021								749	$104.04	27,129

Jeffery D. Haigh
Cash award	9/1/2020	8/27/2020	$28,750	$57,500	$115,000
Performance restricted stock grant	9/1/2020	8/27/2020				—	—	—				$—
Time vesting restricted stock grant	9/1/2020	8/27/2020							471			45,955
Option award	9/1/2020	8/27/2020								1,339	$97.57	46,008

(1)	The non-equity incentive plan award ranges shown reflect payout opportunities based on salary levels at the beginning of fiscal 2021 (grant date) and in the case of Michael J. Bourque upon his start date of February 2, 2021.
(2)	Christian J. Talma’s service as our Chief Financial Officer ended January 15, 2021. Consequently, his potential payment under our non-equity incentive plan was forfeited, and his equity awards vested on a pro rata basis.

Amounts in the table above under “Threshold” represent cash amounts payable under the cash incentive plan if 80% of the Adjusted EBITDA-based performance target was achieved, representing a specified percentage of the named executive officers’ base salaries at the grant date, and share amounts payable under the performance-based equity incentive program if 80% of the EPS-based performance target and 80% of the ROIC-based performance target were achieved. Below those performance levels, no payments would be made under the respective plans. It is possible, however, that a lower share amount payout could be made if less than 80% of the target is achieved under one but not both EPS-based or ROIC-based performance targets. The maximum payout under either the cash incentive plan or the performance-based equity award program is 200% of the target award. The Compensation and Management Development Committee of the Board of Directors formally approved the equity awards on August 27, 2020. The grant date fair value of the possible equity awards reflects the fair value of our common stock on September 1, 2020, the first day of our fiscal year and the date on which awards were initially granted, multiplied by the total number of shares of restricted stock to be awarded assuming the target was met (assumed to be the probable outcome of the performance conditions at the initial grant date). Michael J. Bourque’s awards were made, and the grant date fair value was measured, upon commencement of his employment in February 2021. The awards were actually paid in accordance with the plans upon finalization of our annual financial results and certification of the awards by the Compensation and Management Development Committee in November 2021. The actual results for fiscal year 2021 reflected the achievement of the maximum payout for the participating officers in the cash incentive plan and the EPS based element of the performance-based equity award and an amount between thresholds and target for the ROIC-based elements of the performance-based equity award.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth information relating to options and unvested restricted stock outstanding as of August 31, 2021 that were granted pursuant to our 2013 Equity Incentive Plan or predecessor plans to our named executive officers.

					Stock Awards
						Market
	Option Awards				Number of	Value of
	Number of	Number of			Shares or	Shares or
	Securities	Securities			Units of	Units of
	Underlying	Underlying	Option		Stock That	Stock That
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options	Options	Price	Expiration	Vested	Vested
Name	# Exercisable	# Unexercisable	($)	Date	(#)	($)
Peter R. Chase	—	—	$—
					—	$—

Adam P. Chase	7,747	—	$29.72	8/31/2023
	7,438	—	$35.50	8/31/2024
	7,246	—	$39.50	8/31/2025
	29,159	—	$64.37	8/31/2026
	4,591	—	$93.50	8/31/2027
	3,468	—	$123.95	8/31/2028
	3,172	39,652	$100.22	8/31/2029
	1,375	2,750	$97.57	8/31/2030
					19,621	$2,246,605

Christian J. Talma	—	—	$—	—	—	$—

Michael J. Bourque	249	500	$104.04	8/31/2030
					782	$89,539

Jeffery D. Haigh	446	893	$97.57	8/31/2030
					471	$53,930

The stock option awards noted in the table above with an August 2029 expiration date vest (i) with respect to options to purchase 38,066 shares, on the third anniversary of grant on August 31, 2022, and (ii) with respect to options to purchase 4,758 shares, in three equal annual tranches beginning August 31, 2020 through August 31, 2022. The stock option awards noted in the table above with August 2030 expiration dates vest in three equal annual tranches beginning August 31, 2021 through August 31, 2023.

Amounts under the “Stock Awards” columns reflect restricted stock issued under our equity incentive programs for fiscal 2021 and 2020, and our equity retention awards in the case of fiscal 2020. The columns include the value of the share amounts issued during fiscal 2021 and 2020, even though the final number of shares comprising the 2021 award was not certified until after the fiscal year end and remained subject to increase or decrease as of August 31, 2021. The market value of all restricted stock is based on the closing price of our common stock on the last trading day in the fiscal year. The closing price as reported by the NYSE American on August 31, 2021 was $114.50.

For Adam P. Chase, stock awards for fiscal 2020 will vest on August 31, 2022, and for Adam P. Chase, Michael J. Bourque, and Jeffery D. Haigh, stock awards for fiscal 2021 will vest on August 31, 2023, all as outlined in the table below (as of August 31, 2021):

Name	August 31, 2022	August 31, 2023
Adam P. Chase	15,262	4,359
Christian J. Talma	—	—
Michael J. Bourque	—	782
Jeffery D. Haigh	—	471

As noted above, subsequent to August 31, 2021, 2,232 and 401 additional stock awards vesting August 31, 2023, were granted to Adam P. Chase and Michael J. Bourque, respectively, under our equity incentive program for fiscal 2021 under the financial performance measures applicable to that plan. Because the amounts were determined after August 31, 2021, based on our fiscal year performance, these shares are not reflected in the tables above. See the discussion under “Principal Elements of our 2021 Compensation Program—Equity Incentive Plan” in our Compensation Discussion and Analysis above.

Option Exercises and Stock Vested for 2021

The following table sets forth information relating to options exercised by each of our named executive officers in the year ended August 31, 2021. The value realized on exercise of options represents the difference between the fair market value of the shares acquired on exercise, as determined by the closing price per share of our common stock on the exercise date, and the exercise price of the stock option. As a result, the value realized on exercise does not make any adjustment for those shares forfeited to us by the option holder to pay the exercise price or the amount of withholding tax due from the option holder upon exercise, pursuant to the exercise provisions of the plan under which the stock options were granted. The table also reflects stock vesting during fiscal 2021, which represented for Adam P. Chase the equity incentive awards made during fiscal 2019, and for Jeffery D. Haigh vesting shares granted in July 2020 with a one year vesting term. For Christian J. Talma, the number of shares acquired on vesting represents the pro rata vesting upon his termination without cause on January 15, 2021.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	Upon Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Peter R. Chase	—	$—	—	$—
Adam P. Chase	—	$—	1,503	$172,094
Michael J. Bourque	—	$—	—	$—
Jeffery D. Haigh	—	$—	481	$54,108
Christian J. Talma	809	$14,072	3,134	$355,364

Payments Upon Termination or Change of Control

Executive Severance and Change in Control Agreements. The Company has entered severance arrangements with each of its named executive officers. A summary of the details are as follows:

For our Executive Chairman, Chief Executive Officer and General Counsel, if (1) the officer’s employment with the Company is terminated at any time by the Company without cause, or (2) upon the change of control within 24 months immediately following a change in control, the officer’s employment is terminated by the Company without cause or the officer terminates his employment with the Company for good reason, the officer shall be entitled to severance benefits as outlined below.

For our Chief Financial Officer, if within 12 months immediately following a change in control, the officer’s employment is terminated by the Company without cause or the officer terminates his employment with the Company for good reason, the officer shall be entitled to severance benefits as outlined below.

In the case of any of the above triggering events, the named executive officer will receive the following benefits:

●	Severance pay in an amount equal to a multiple (2.0x in the case of Peter R. Chase and Adam P. Chase and 1.0x in the case of Michael J. Bourque and Jeffery D. Haigh) of the greater of the named executive’s annual salary in effect prior to the change in control or his annual salary in effect immediately prior to termination. For these purposes, the named executive officer’s salary will include bonuses, calculated by taking the average of the prior two years’ annual bonuses.
●	Continued participation in benefits in effect for the named executive as of the date of termination, subject to the terms and conditions of the respective plans and applicable law, for a period of one year following the termination date, or two years in the case of Adam P. Chase.

The named executive shall be entitled to his salary through the period ending with the date of such termination and any accrued benefits if terminated for cause. In case of death, disability or retirement, the named executive shall be entitled to such benefits as may be provided to him pursuant to the Company’s employee benefit plans.

Restricted Stock and Option Awards. Under the terms of the applicable restricted stock awards, in the event of a termination without cause, unvested restricted stock awards will vest on a prorated basis through the date of termination.

In the event of a “change in control” as defined in the applicable award, unvested shares of restricted stock will automatically vest, and the vesting of outstanding but unvested stock options may be accelerated, at the discretion of the Board of Directors. For purposes of the table below, we have assumed the accelerated vesting of stock options upon the occurrence of a change in control.

Amounts that would have been owed to our named executive officers upon termination or a change of control assuming a triggering event took place on August 31, 2021, the last day of the Company’s most recently completed fiscal year, are presented below.

				After
				Change in
				Control
				Termination
			Before	without
			Change in	Cause or by
			Control	the
			Termination	Executive	Disability,
		Voluntary or	without	for Good	Death or	Change in
Name	Benefit	For Cause	Cause	Reason	Retirement	Control
Peter R. Chase	Salary	—	$1,200,000	$1,200,000	—	—
	Non-Equity Incentive Plan Compensation	—	—	—	—	—
	Medical Benefits	—	12,719	12,719	—	—
	All Other Compensation	—	15,571	15,571	—	—
	Acceleration of Stock Options	—	—	—	—	—
	Acceleration of Restricted Stock	—	—	—	—	—
	Total	$—	$1,228,290	$1,228,290	$—	$—
Adam P. Chase	Salary	—	$1,134,000	$1,134,000	—	—
	Non-Equity Incentive Plan Compensation	—	1,663,200	1,663,200	—	—
	Medical Benefits	—	36,226	36,226	—	—
	All Other Compensation	—	162,918	162,918	—	—
	Acceleration of Stock Options	—	—	612,562	—	612,562
	Acceleration of Restricted Stock	—	1,416,556	2,502,169	$1,416,556	$2,502,169
	Total	$—	$4,412,900	$6,111,075	$1,416,556	$3,114,731
Michael J. Bourque	Salary	—	—	$310,000	—	—
	Non-Equity Incentive Plan Compensation	—	—	215,892	—	—
	Medical Benefits	—	—	14,923	—	—
	All Other Compensation	—	—	13,634	—	—
	Acceleration of Stock Options	—	—	5,223	—	5,223
	Acceleration of Restricted Stock	—	$45,151	135,454	$45,151	$135,454
	Total	$—	$45,151	$695,126	$45,151	$140,677
Jeffery D. Haigh	Salary	—	$230,000	$230,000	—	—
	Non-Equity Incentive Plan Compensation	—	115,000	115,000	—	—
	Medical Benefits	—	15,613	15,613	—	—
	All Other Compensation	—	20,534	20,534	—	—
	Acceleration of Stock Options	—	—	15,113	—	$15,113
	Acceleration of Restricted Stock	—	17,977	53,930	$17,977	53,930
	Total	$—	$399,124	$450,189	$17,977	$69,042

The Company will pay outplacement services for a period of up to one year for the Executive Chairman, Chief Executive Officer, or the General Counsel, if employment with the Company is terminated at any time without cause or for good reason within 24 months following a change in control. The Company will pay outplacement services for a period of up to one year for the Chief Financial Officer if employment with the Company is terminated within 12 months following a change in control by either the Company without cause or by the Chief Financial Officer for good reason. These services are not reflected in the table above, as the amount cannot be determined.

On January 14, 2021, the Company terminated without cause Christian J. Talma’s employment as our Treasurer and Chief Financial Officer, effective January 15, 2021. The Company and Mr. Talma entered into a separation agreement dated February 1, 2021 to outline the terms of his departure. Under the terms of the Separation Agreement, Mr. Talma is eligible to receive up to twelve months of separation pay at his then current base rate of pay, which amount totals $290,000. In addition, the Company will pay the employer portion of his COBRA premium for up to twelve months. The Company made such payments consistent with regular payroll during fiscal 2021, totaling $181,250 for severance pay and $17,790 for the employer portion of the COBRA premium paid in fiscal 2021 (with estimated $13,046 in COBRA premiums remaining to be paid after fiscal year end). His equity awards continued to be governed by the terms and conditions in those agreements previously entered, with 3,134 restricted shares of Chase stock vesting on January 15, 2021 at a fair value of $113.39 per share, or $355,364 in total, representing a pro rata portion of shares remaining subject to time-based vesting provisions, and a pro rata portion of fiscal 2021 performance shares assuming a 100% achievement of target, through the date of termination.

Other Executive Plans

2013 Equity Incentive Plan. The 2013 Equity Incentive Plan (the “2013 Plan”) provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), restricted stock, performance awards (including cash), dividend equivalents, deferred stock and unrestricted stock. Unless otherwise determined by the Committee, awards may not be transferred except by will or by the laws of descent and distribution, until the award has been exercised and all restrictions have lapsed, as applicable. The number of shares subject to grant under the 2013 Plan is 1,200,000. The maximum number of awards that may be issued to any person in any fiscal year is 500,000 shares. The maximum annual cash award that may be issued to any person is $3,000,000. As of August 31, 2021, 949,220 shares of the Company’s common stock reserved under the 2013 Plan remained available for future issuance.

Non-Qualified Retirement Savings Plan. The Company maintains a non-qualified Supplemental Savings Plan covering selected employees, including the named executive officers. The Supplemental Savings Plan covers those employees of the Company who from time to time may be designated by the Board of Directors and who meet other eligibility and salary criteria.  For fiscal 2021, the Company’s Chief Executive Officer and Chief Financial Officer were the only named executive officers who participated in the plan.  Participants may elect to defer a portion of their compensation for future payment in accordance with the terms of the plan. The following table gives details relating to our named executive officers’ participation in this plan.

Non-Qualified Deferred Compensation for 2021

		Executive	Registrant	Aggregate Earnings
		Contributions in	Contributions in	(Loss) in	Withdrawals	Aggregate Balance at
Name	Fiscal Year	Fiscal Year ($)(1)	Fiscal Year ($)(2)	Fiscal Year ($)(3)	Fiscal Year ($)(3)	Fiscal Year End ($)(4)
Adam P. Chase	2021	197,142	19,082	15,264	—	420,766
Michael J. Bourque	2021	4,650	3,100	215	—	7,965

(1)	Amounts in this column are included in the “Salary” column in the Summary Compensation Table.
(2)	Amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table.
(3)	Amounts in this column are not included in the Summary Compensation Table.
(4)	This column includes amounts in the named executive officer’s total deferred compensation account as of the last day of the fiscal year. In addition to the contribution for fiscal 2021, this column reports the portion of the aggregate balance that was reported as compensation in the Summary Compensation Table in each of the Company’s previous proxy statements and includes aggregate earnings on previously contributed amounts (if any).

All payments under the Supplemental Savings Plan to participants or their designated beneficiaries will be made in a lump sum. Distribution of these amounts will commence no later than the end of the year in which the participant has separated from service with the Company.

Effective January 1, 2017 (during fiscal year 2017), Peter R. Chase, Executive Chairman, entered a separation of service letter with the Company, reducing the level of services that he performs as the Executive Chairman to no more than 20% of the average level of services performed in the previous 36 months. In doing so, he qualified for payout of his benefits under the non-qualified Supplemental Savings Plan. Mr. Chase’s balance in the plan was distributed in full in July 2017 (fiscal 2017). Mr. Chase continues to serve as a director and as the Chairman of the Board of Directors.

Pension Plans.  The Company maintains a tax-qualified defined benefit pension plan (“Pension Plan for Employees of Chase Corporation”) and a non-qualified excess benefit plan (“Supplemental Pension Plan”).  The qualified pension plan covers substantially all employees of certain businesses of the Company who have attained the age of 21 and have completed six months of service.  The Supplemental Pension Plan covers those employees of the Company who from time to time may be designated by the Board of Directors and who meet other eligibility and salary criteria.  Currently, the Company’s Executive Chairman and the Company’s Chief Executive Officer have been designated by the Board of Directors as being covered by the excess benefit plan.  Benefits under the qualified pension plan are determined based on final average base earnings (subject to Code-imposed limits on compensation and excluding bonuses, overtime, and other extraordinary amounts) and total years of service with the Company (up to a maximum of 40 years).  Benefits under the Supplemental Pension Plan are determined based on final average earnings (including base salary and incentive-based bonuses and without regard to Code-imposed limits on compensation) and total years of service with the Company.  A participant becomes fully vested in the Supplemental Pension Plan benefits upon completion of five years of service with the Company. Benefits are payable upon the participant’s separation from service with the Company, including the participant’s retirement or death. Benefits under the Supplemental Pension Plan are paid out on a monthly basis over a period of ten years.

The following table shows the actuarial present value of the accumulated benefits for each of the named executive officers at the end of fiscal 2021. The change in this present value between each fiscal year is reflected in the summary compensation table above.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
Peter R. Chase	Pension Plan for Employees of Chase Corporation	maximum	$—	—
	Supplemental Pension Plan	maximum	$7,882,397	1,554,708
Adam P. Chase	Pension Plan for Employees of Chase Corporation	23	$484,871	—
	Supplemental Pension Plan	23	$1,141,355	—

Effective January 1, 2017 (during fiscal year 2017), Peter R. Chase, Executive Chairman, entered a separation of service letter with the Company, reducing the level of services that he performs as the Executive Chairman to no more than 20% of the average level of services performed in the previous 36 months. In doing so, he qualified for payout of his benefits under the Supplemental Pension Plan. His first payment occurred in July 2017, six months after entering the separation of services agreement. Payments continued through fiscal 2021 and are anticipated to continue monthly over a period of ten years.

See the Notes to financial statements found in Item 8 of the Company’s Annual Report on Form 10-K for more information about the Company’s pension plans. For participants who were employed prior to May 1, 1995 or are covered by a collective bargaining agreement, the monthly benefit is equal to the excess of (a) over (b) plus (c), where:

(a)	is 1.5% of the participant’s final average compensation multiplied by credited service up to a maximum of 35 years;
(b)	is 0.6% of the participant’s final average covered compensation multiplied by credited service up to a maximum of 35 years; and
(c)	is 0.8% of the participant’s average monthly compensation multiplied by credited service in excess of 35 years to a maximum of 40 years.

For participants who were employed on or after May 1, 1995 and before December 1, 2008, and are not covered by a collective bargaining agreement, the monthly benefit is equal to the excess of (a) over (b) plus (c), where:

(a)	is 0.75% of the participant’s final average compensation multiplied by credited service up to a maximum of 35 years;
(b)	is 0.3% of the participant’s final average covered compensation multiplied by credited service up to a maximum of 35 years; and
(c)	is 0.4% of the participant’s average monthly compensation multiplied by credited service in excess of 35 years to a maximum of 40 years.

Effective December 1, 2008, we adopted a soft freeze in the qualified pension plan whereby no new employees hired will be admitted to the plan, except for the International Association of Machinists and Aerospace Workers Union. Effective July 15, 2012, we adopted a soft freeze for the International Association of Machinists and Aerospace Workers Union. All participants admitted to the plan prior to December 1, 2008 or July 15, 2012, as applicable will continue to accrue benefits as detailed in the plan agreements.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median compensated employee and the total annual compensation of our Chief Executive Officer, Adam P. Chase.

For fiscal 2021, we identified our median compensated employee as of June 30, 2021, out of our total global employee population of 683 employees at the time, using a Consistently Applied Compensation Measure (“CACM”) of gross payroll earnings for the year-to-date period ending on such date. Gross payroll earnings consist of all compensation elements appearing in payroll records for each individual, which primarily includes base salary or wages, overtime, bonuses, and other pay components. For purposes of determining the median employee, the pay of those permanent employees that were hired or joined the Company after September 1, 2020 through June 30, 2021 was adjusted to reflect the full period’s gross payroll earnings. Where applicable, gross payroll earnings were converted to U.S. dollars using the average foreign exchange rates from September 1, 2020 through June 30, 2021.

For our fiscal year ended August 31, 2021, our median employee identified as described above had total compensation, determined in accordance with applicable SEC rules, of $48,758. As reported in the Summary Compensation Table, the 2021 annual total compensation for our Chief Executive Officer, Adam P. Chase, was $2,738,634, resulting in a pay ratio of 56:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation of Directors

The following table shows how non-employee Directors of the Company are compensated for service on both the Board of Directors and the Committees of the Board of Directors for both the twelve-month period ending January 31, 2022 (the “2022 Term”) and for the twelve-month period ended January 31, 2021 (the “2021 Term”). The Company’s fiscal 2021 comprises five months of the 2021 Term and seven months of the 2022 Term.

	2022 Term		2021 Term
	Cash	Stock Awards	Cash	Stock Awards
	($)	($)	($) (a)	($)
Annual retainer	$45,000	$60,000	$45,000	$60,000
Committee membership (all members):
Audit	3,750	3,750	3,750	3,750
Compensation and Management Development	2,500	2,500	2,500	2,500
Nominating and Governance	1,875	1,875	1,875	1,875
Committee chairperson (in addition to Committee membership):
Audit	7,500	7,500	7,500	7,500
Compensation and Management Development	5,000	5,000	5,000	5,000
Nominating and Governance	3,750	3,750	3,750	3,750
Lead Independent Director (b)	10,000	10,000	10,000	10,000

(a)	In light of the disruption and uncertainty created by the global COVID-19 pandemic and resulting impact on business conditions, effective May 1, 2020, through August 31, 2020, the Board of Directors of the Company and the Compensation and Management Development Committee of the Board approved a temporary 20% reduction in the cash compensation of the non-employee members of the Board, including those on the Committee. The above schedule reflects cash compensation accounts in effect prior to this reduction.
(b)	The position was newly created during the 2021 Term, with Dana Mohler-Faria receiving compensation for two months of service in the position.

Under the compensation policy noted above, the Compensation and Management Development Committee authorized a grant of an aggregate of 4,525 shares of restricted stock to non-employee members of the Board of Directors as compensation for their service to be performed for the period ending January 31, 2022. This restricted stock will vest on February 1, 2022, at which time the shares of common stock will be issued. The number of shares granted to each Director for the 2022 Term is equal to $60,000 divided by the closing price of the Company’s common stock at the time of grant, except that it additionally takes into consideration each Director’s involvement as a member or chairperson of any of the various committees of the Board, or in the role of Lead Independent Director as outlined above. If a Director notifies the Company of his or her election prior to January 1 of the relevant calendar year, any portion of the cash retainer may be taken in shares of stock, issued in equal quarterly installments.

Non-Qualified Retirement Savings Plan for the Board of Directors. The Company maintains the Non-Qualified Retirement Savings Plan for the Board of Directors. Participants may elect to defer a portion of their compensation for future payment in accordance with the terms of the plan.

The following table summarizes the total compensation paid to the directors who are not employees of the Company during fiscal 2021:

	Fees Earned
	or Paid in
	Cash	Stock Awards	Total
	($)	($) (a)	($)
Mary Claire Chase	$45,000	$60,000	$105,000
Thomas D. DeByle	55,000	73,750	128,750
John H. Derby III	47,500	62,500	110,000
Lewis P. Gack (b)	21,094	—	21,094
Chad A. McDaniel	51,667	65,625	117,292
Dana Mohler-Faria	59,688	77,320	137,008
Thomas Wroe, Jr.	55,469	71,250	126,719
Joan Wallace-Benjamin	34,844	71,834	106,681

(a)	The stock awards reflect the restricted stock issued on February 2, 2021 with a grant date fair value of $104.04 per share. The shares of restricted stock will vest at the conclusion of the current one-year service period. Additionally, (1) for Dana Mohler-Faria, the total stock awards include the prorated annual payment for service as lead independent director from December 2020 and January 2021, and (2) for Joan Wallace-Benjamin the total stock awards include the prorated annual payment for two months of service related to the 2021 fiscal term (having joined the Board of Directors in December 2020).
(b)	Mr. Gack was a member of the Board of Directors prior to the 2021 Shareholders’ meeting (prior year meeting) but did not stand for re-election.

As of August 31, 2021, none of the non-employee directors held outstanding stock options.

Proposal 2

AMENDMENT TO THE 2013 EQUITY INCENTIVE PLAN

The Company is seeking the approval by its shareholders of an amendment to its 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan was originally adopted by our Board of Directors in October 2012 and approved by our shareholders at the annual meeting of the Company’s shareholders held in February 2013. Certain minor amendments were adopted by the Board in December 2020. The 2013 Plan is currently scheduled to expire in October 2022, ten years after its initial adoption by the Board.

The Board of Directors adopted an amendment and restatement of the 2013 Plan on December 7, 2021, which will become effective upon the approval of the Company’s shareholders at the Meeting.

If approved by shareholders, the amendment to the 2013 Plan would:

●	extend the term of the 2013 Plan for an additional ten years, until December 2031;
●	remove provisions that currently permit the recycling of shares (i.e., making shares once more available for grant under the 2013 Plan) where shares of our common stock are used or withheld in order to pay the exercise price of an option or to satisfy the withholding tax obligations of a participant in the 2013 Plan related to an award;
●	clarify that awards made under the 2013 Plan will be subject to the terms of any “clawback” policy adopted by the Company’s Board of Directors from time to time; and
●	make certain other technical and immaterial changes to the 2013 Plan.

No additional shares are being sought for reserve for future issuance under the 2013 Plan pursuant to this proposal. As of December 7, 2021, 927,925 shares of the Company’s common stock remain available for future issuance under the 2013 Plan. Those shares will remain available for grant under the amended and restated 2013 Plan, assuming approval by the shareholders at the Meeting.

Purpose of the Plan and Amendment

The purpose of the 2013 Plan is to advance our interests by providing for the grant of stock-based and other incentive awards to our key officers, employees and directors. We believe that the 2013 Plan is important to enable us to attract and retain highly qualified personnel who will contribute to our success by their ability, ingenuity and industry experience and to provide incentives to participants that are directly linked to increases in shareholder value and that will therefore inure to the benefit of all our shareholders.

In addition to tying compensation directly to performance, equity incentives also benefit us in a number of other ways. For example, they conserve cash; stock options produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases our capital; and we are entitled to tax deductions in connection with many equity awards, subject to any applicable limitations under Section 162(m) of the Code. We believe that our long term incentive compensation program has been integral to our success to date, and that a continuation of our program through the extension of the 2013 Plan is important to Chase Corporation.

Without an amendment to extend the term of the 2013 Plan, we would be unable to make grants of equity awards after October 22, 2022. In recommending the extension of the 2013 Plan to the shareholders, the Board of Directors considered various factors relating to its compensation philosophy and the 2013 Plan. The Board remains committed to and strongly believes in its historical philosophy of incentivizing employees by tying a significant portion of compensation to the interests of the Company’s shareholders. The Board continues to believe that equity compensation of the type available for grant under the 2013 Plan, a stock-based incentive plan, remains an appropriate means of accomplishing this goal, as the compensatory value of such awards is primarily driven by share price. The Board is seeking shareholder approval of the extension of the 2013 Plan in order to continue achieving its compensation goals. The Board considers the other amendments to the plan – i.e., the removal of certain share recycling options, the incorporation of references to any claw-back policy adopted by the Board from time to time, and the other technical amendments – to be important in order to bring the 2013 Plan more in line with current equity compensation plan practices.

Description of the Amended and Restated 2013 Plan

The following summary of the material features of the 2013 Plan, as amended and restated, is qualified in its entirety by the full text of the amended and restated 2013 Plan that appears as Appendix A to this Proxy Statement. References to the 2013 Plan in this summary are to the 2013 Plan as so amended and restated. All references to the “Code” are to the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

Effectiveness and Termination.

The 2013 Plan will become effective on the date of its approval by the stockholders and will terminate on the day before the tenth (10th) anniversary of the Board’s adoption of the plan, or December 6, 2031.

Number of Shares.

The number of shares under the 2013 Plan is 1,200,000. The maximum number of shares of common stock that may be issued to any person in any calendar year subject to options or any other type of award subject to performance conditions will be 500,000. The maximum cash awards that may be issued to any person shall be $3,000,000. As of December 7, 2021, 927,925 shares of the Company’s common stock remain available for future issuance under the 2013 Plan.

Administration of 2013 Plan.

The 2013 Plan will be administered by a committee of the Board of Directors, currently the Compensation and Management Development Committee. Committee members are required to satisfy applicable requirements for independence. Subject to the terms of the 2013 Plan and the direction of the Board, the Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2013 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Committee’s determinations are conclusive and bind all parties.

Eligibility.

Participation in the 2013 Plan is limited to our key employees, directors, consultants and advisors. Based on the number of our employees and directors at October 31, 2021, there are approximately 670 individuals who currently would be eligible to participate in the 2013 Plan. We have historically limited equity awards under our equity incentive or stock option plans to directors and senior management, including certain non-executive officer employees, a group consisting of approximately 50 individuals.

Types of Awards that May Be Made.

The 2013 Plan provides for the grant of stock options (both non-qualified stock options and, in the case of employees, incentive stock options or “ISOs”), restricted stock, restricted stock units, stock appreciation rights, performance awards (including cash), dividend equivalents, deferred stock and unrestricted stock.

●	Stock Options. Stock options awarded under the 2013 Plan may be incentive stock options or non-qualified stock options, but ISOs may only be granted to employees. The exercise price of stock options granted under the 2013 Plan will be determined by the Committee and may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO. The term of any option granted under the 2013 Plan may not exceed ten years, except that in the case of an ISO granted to an individual owning more than 10% of our voting stock, the term may not exceed five years. Options will be exercisable at such time or times and on such conditions as the Committee specifies.

●	Restricted Stock and Restricted Stock Units. Restricted stock is a grant of shares of Common Stock, and restricted stock units are rights to receive the value of shares of Common Stock, that are subject to certain restrictions during a specified period. The restricted period may be based on achieving performance or market-related goals, or on the participant’s continued service with the Company. Restricted stock units may be settled in cash or in shares of Common Stock. The participant will generally forfeit the award if the specific conditions are not satisfied.
●	Other Awards. Stock appreciation rights are rights to receive any excess in value of shares of Common Stock over the exercise price. The Committee will determine whether stock appreciation rights are settled in cash or shares (which may include restricted stock) and the other terms of the award. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the grant date, and the term may not exceed ten years. The Committee may also grant other equity-based awards and stock equivalents, including performance shares, dividend equivalents, deferred stock and unrestricted stock.

Performance Awards.

Any award under the 2013 Plan may be made subject to the satisfaction of performance criteria specified by the Committee. The Committee may use measures of performance that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met.

Transferability.

Unless otherwise determined by the Committee and reflected in the award agreement, awards may not be transferred except by will or by the laws of descent and distribution, until the shares underlying the award have been issued and any restrictions applicable to the award have lapsed.

Termination of Service with Company: Effect on Stock Options.

Except as set forth in any award agreement or otherwise determined by the Committee, if a participant in the 2013 Plan dies, or a participant’s service with the Company is terminated due to disability, or a participant retires after the age of 65 and without the intention of seeking alternative employment (in the determination of the Committee), any stock option owned by the participant will, to the extent exercisable on the date of death, disability or retirement, remain exercisable for a one-year period, provided that no such option will be exercisable beyond the end of its original term. Except as set forth in the applicable award agreement or otherwise determined by the Committee, if a participant’s employment (or other applicable affiliation with the Company) terminates for any reason other than death, disability or retirement, stock options that were exercisable at the time the participant ceased to be affiliated with the Company will remain exercisable for three months, provided that (i) under no circumstances will any option be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the options will terminate immediately. In all such cases, stock options that are not exercisable on the date of termination will terminate on that date.

Termination of Service with the Company: Effect on Restricted and Deferred Stock.

Upon a termination of a participant’s service with the Company, except as set forth in the participant’s individual award agreement or determined otherwise by the Committee, any Common Stock awards, whether restricted or deferred, to which the participant did not become irrevocably entitled prior to the termination of the participant’s service with the Company will be forfeited upon termination of service.

Effect of Certain Mergers, Consolidations, Etc.

In the case of certain mergers, consolidations or similar transactions in which a majority of our stock or all or substantially all of our assets are acquired, or in the case of a dissolution or liquidation, the Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Committee may, under such circumstances, provide for replacement awards for certain participants, require the exercise of outstanding stock options by a certain date, terminate any outstanding options and make such payments as the Committee considers appropriate, or repurchase shares of restricted stock for such amounts as the Committee considers appropriate.

Amendment of 2013 Plan and Awards; No Repricings.

The Committee may amend the 2013 Plan or any outstanding award for any purpose that may at the time be permitted by law, subject to such stockholder approval as the Committee determines to be necessary or advisable to comply with any tax or regulatory requirement, including any stock exchange listing rules. The Committee may amend, modify or terminate any outstanding award, including changing the dates of vesting, exercise or settlement, with the consent of the participant, except that no such consent will be required if the action is required by law, if the change would not adversely affect the participant, or if the participant’s award agreement otherwise permits the change.

Notwithstanding the foregoing, the Committee will not authorize any amendment to an outstanding stock option in order to reduce the exercise price of that option, and no stock option will be cancelled and replaced with an option at a lower exercise price, in each case without the further approval of our stockholders.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2013 Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants in the 2013 Plan.

Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem stock appreciation right or a free-standing stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received.

Tax Consequences to Us or Our Subsidiaries. To the extent that a participant recognizes ordinary income in the circumstances described above, we, or the subsidiary for which the participant performs services, will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Compliance with Section 409A of the Code. To the extent applicable, we intend that the 2013 Plan and any grants made thereunder will comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2013 Plan and any grants made under the 2013 Plan will be administered in a manner consistent with this intent. Any reference in the 2013 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

New Plan Benefits

If the 2013 Plan is approved, our Board of Directors and the Committee will be able to grant awards to eligible participants under the plan at their discretion through the extended termination date. Consequently, with the exception noted below with respect to non-employee directors, it is not possible to determine at this time the amount or dollar value of awards to be provided under the 2013 Plan. We currently grant to each of our non-employee directors an annual equity grant consisting of shares of Common Stock valued at $60,000 on the date of grant, with additional amounts between $1,875 and $7,500 payable in relation to service as committee members or chairpersons, and an amount valued at $10,000 payable in relation to services as our lead independent director. Any portion of a director’s cash retainer may also be taken in shares of stock if a director notifies us prior to January 1 of each year. These grants are typically made on the first day of the new year of Board service, at the time of the annual meeting of shareholders. We expect to make these director awards at the time of the Meeting out of the shares remaining for grant under our 2013 Plan, whether or not the extension of the termination date and other amendments described in this proposal are approved at the Meeting.

Vote Required and Board of Directors Recommendation

Approval of the amendment to the 2013 Plan requires the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Meeting. As a result, abstentions, broker non-votes and the failure to submit a proxy or vote at the Meeting will have no effect on the outcome. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the amendment.

Our Board of Directors recommends a vote FOR the approval of the amendment to the Chase Corporation 2013 Equity Incentive Plan.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking the approval by its shareholders of an advisory resolution regarding the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Officer and Director Compensation—Compensation Discussion and Analysis” and “—Executive Compensation.” While this shareholder vote on executive compensation is only an advisory vote that is not binding on the Company or the Board of Directors, the Company values the opinions of its shareholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section, the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries in the region. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to an Adjusted EBITDA-based target. We also include performance-based equity grants with an additional time-based vesting component as a significant element of prospective executive compensation comprising 50% of the total equity component target value for both our Chief Executive Officer and Chief Financial Officer. Consequently, the value of a portion of the Chief Executive Officer and Chief Financial Officer’s compensation is both dependent upon company-wide performance measures and tied directly to the performance of our common stock through targets based on earnings per share and return on invested capital. Restricted stock awards and stock option grants, each with time-based vesting provisions, collectively represent the remaining portions of our equity incentive program for our Chief Executive Officer and Chief Financial Officer, and the sole components of our equity incentive program for our General Counsel, and are designed to align executive incentives with long-term shareholder interests.

We urge shareholders to read the Compensation Discussion and Analysis section above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

In light of the above, the Compensation and Management Development Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section above are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success.

Principal Effects of Approval or Non-Approval of the Proposal

The approval of the compensation of the named executive officers, commonly known as a “say-on-pay” resolution, is non-binding on the Board of Directors. As stated above, although the vote is non-binding, the Board and the Compensation and Management Development Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Frequency of Advisory Votes

Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay resolutions at least every six years. Following the 2018 annual meeting of shareholders, the Board of Directors determined to hold say-on-pay votes on an annual basis. The next advisory vote on the frequency of the say-on-pay vote will occur at the 2024 annual meeting of shareholders.

Vote Required

The non-binding approval of the compensation of the named executive officers by the shareholders requires the approval of a majority of the votes cast by the shareholders entitled to vote on this proposal at the Meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election. Proxies solicited by the Board will be voted to approve the compensation of the named executive officers unless a shareholder has indicated otherwise in the proxy.

OUR BOARD RECOMMENDS A VOTE FOR THE NON-BINDING, ADVISORY PROPOSAL TO APPROVE THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee approves the selection of Grant Thornton LLP (“Grant Thornton”), to serve as the Company’s independent registered public accounting firm for its current fiscal year (which ends August 31, 2022). Grant Thornton served as the Company’s independent registered public accounting firm in connection with the audit for the fiscal year ended August 31, 2021. Representatives of Grant Thornton will attend the Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table sets forth fees for services provided by Grant Thornton LLP, and our predecessor auditor PricewaterhouseCoopers LLP, during fiscal years 2021 and 2020:

	2021	2020
Audit Fees to Grant Thornton LLP (1)	$1,134,903	$1,071,496
Audit Fees to PricewaterhouseCoopers LLP (2)	—	65,000
Tax fees (3)	74,240	15,900
Total	$1,209,143	$1,152,396

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements. Audit fees in both fiscal years include services related to the review of the Company’s internal control over financial reporting.
(2)	The audit fees to PricewaterhouseCoopers LLP in fiscal year 2020 relate to procedures performed in relation to the reissuance of their opinion on certain financial statements for the year ended August 31, 2018.
(3)	Represents fees for services provided in connection with the Company’s tax compliance and tax consulting including preparation of the Company’s federal and state tax returns.

In accordance with its charter, the Audit Committee approves in advance any non-audit services provided by the independent registered public accounting firm, including tax planning services which will exceed $20,000 per project, before the services are rendered. In some cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve certain services, and such pre-approvals are communicated to the full Audit Committee at its next meeting. During fiscal years 2021 and 2020, all services were approved by the Audit Committee in accordance with this policy and applicable SEC regulations.

Vote Required and Board of Directors Recommendation

The ratification of the selection of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter at the Meeting. As a result, abstentions, broker non-votes and the failure to submit a proxy or vote at the Meeting will have no effect on the outcome. If the Company’s shareholders do not ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider its selection.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2022.

Delinquent Section 16(a) Reports

The Company’s directors, executive officers and ten percent shareholders file reports with the SEC indicating the number of shares of any class of the Company’s equity securities that they owned when they became a director, executive officer or ten percent shareholder and, after that, any changes in their ownership of the Company’s equity securities. On May 18, 2021, John H. Derby III sold 1,200 shares of Chase common stock for which a Form 4 was filed on May 21, 2021. Other than as noted above and based solely upon a review of these reports on Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.

Deadlines for Submitting Shareholder Proposals

Any shareholder who wishes to present a proposal for consideration at next year’s annual meeting, or to nominate a person as a candidate for election to the board directly, must give written notice to us at our principal executive offices between August 24, 2022 and September 23, 2022, including the information required by our amended and restated Bylaws. Under Rule 14a-8 of the Exchange Act, if you desire that such proposal be included in our proxy statement and proxy card for next year’s annual meeting, you must give written notice to us no later than August 24, 2022. Any such proposal must also comply with the other requirements of that rule.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021, filed with the Securities and Exchange Commission, may be obtained, without charge, by writing to Chase Corporation, Attn: Investor Relations, 295 University Avenue, Westwood, Massachusetts 02090. The Company’s Annual Report on Form 10-K is also available free of charge through the Company’s website at www.chasecorp.com.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: Chase Corporation, Attn: Investor Relations, 295 University Avenue, Westwood, Massachusetts 02090 (telephone 781-332-0700). If you wish to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Miscellaneous

The Company’s management is not aware of any business that will come before the Meeting except the matters described in the notice.  If other business is properly presented for consideration at the Meeting, then your proxy will confer discretionary authority to vote on such business. It is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

In the event that a quorum is not present when the Meeting is convened, it is intended to vote the proxies in favor of adjourning from time to time until a quorum is obtained.

By order of the Board of Directors,

Jeffery D. Haigh
Vice President, General Counsel and Corporate Secretary

APPENDIX A

CHASE CORPORATION

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

Amended and restated as of December 7, 2021

The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success by their ability, ingenuity, and industry experience and to provide incentives to officers, directors, employees, consultants, and advisors (eligible persons) that are linked directly to increasing shareholder value and will therefore inure to the benefit of all shareholders of the Company. This amendment and restatement of the Plan was adopted by the Board of Directors on December 7, 2021, to be exercised as of the Effective Date.

ARTICLE I

DEFINITIONS

The following words and phrases shall have the following meanings:

1.1	“Award” - Any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, awards of Deferred Stock, Stock Payments, or other awards pursuant to Article VI of this Plan.

1.2	“Award Agreement” - The written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which may not be the same for each Participant) that the Committee has from time to time approved and will comply with and be subject to the terms and conditions of the Plan.

1.3	“Applicable Laws” - The legal requirements applicable to the Plan and the Awards under applicable provisions of federal securities law, state corporate and securities laws, the Code, the rules and regulations of any applicable stock exchange, and the rules and regulations of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

1.4	“Beneficiary” - Any person designated by a Participant to receive any amount payable under the Plan in the event of a Participant's death or, failing designation, the Participant's estate;

1.5	“Board” - The Board of Directors of the Company.

1.6	“Cause” herein means:

i.	an intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of your employment with Company;
ii.	commission of a crime or act or series of acts involving moral turpitude;
iii.	intentional damage to Companies’ assets;
iv.	intentional disclosure of Company’s confidential information contrary to the Companies’ policies;
v.	intentional engagement in any competitive activity which would constitute a breach of your duty of loyalty to the Company;
vi.	intentional breach of any of Company’s policies;
vii.	the willful and continued failure to substantially perform your duties for the Company (other than as a result of incapacity due to physical or mental illness); or
viii.	willful conduct by a participant that is demonstrably and materially injurious to Company, monetarily or otherwise.

The Board shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

1.7	“Code” - The United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.8	“Committee” - The Compensation and Management Development Committee of the Board, or a duly appointed subcommittee of the Board.

1.9	“Common Stock” - The common stock of the Company, par value of $0.10.

1.10	“Company” - Chase Corporation, an international company headquartered in Massachusetts. (spacing between 1.10 and 1.11)

1.11	“Date of Grant” - The date such share is granted to a Participant under the Plan, as evidenced by an Award Agreement between the Company and the Participant;

1.12	“Deferred Stock” - An award granted pursuant to Article VI of the Plan.

1.13	“Director” - A member of the Board of Directors of Chase Corporation.

1.14	“Disability” - shall be defined pursuant to section 22(e)(3) of the Code, except as otherwise may be required by section 409A, in which case “disability” shall be defined as set forth in section 409A.

1.15	“Dividend Equivalent” - The right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VI of this Plan.

1.16	“Effective Date”- The date the Plan, as amended and restated, is approved by the shareholders of the Company. The original effective date of the Plan was February 5, 2013.

1.17	“Employee” - Any officer or other employee (as defined in accordance with section 3401 (c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.18	“Exchange Act” - The Securities Exchange Act of 1934, as amended.

1.19	“Fair Market Value” - The fair market value of a share of Common Stock, as of a given date, is defined as (1) the value of a share of Common Stock at the closing of trading on such date on the principal market where shares of Common Stock are then trading, or if shares were not traded on such date, then on the closest preceding date that a trade occurred, or (2) if the Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Board or the Committee acting in good faith, in compliance with applicable statutory and regulatory guidelines.

1.20	“Incentive Stock Option” - An option representing the right to acquire Shares from the Company granted in accordance with the provisions of Article V that meets the requirements of Section 422 of the Code.

1.21	“Option” - A stock option granted under Article IV of this Plan.

1.22	“Participant” - A person who has received Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents, Stock Payments or other awards or rights granted under this Plan.

1.23	“Performance Award” - A cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock, or a combination of both, awarded under Article VI of this Plan.

1.24	“Performance Goals” - One or more Performance Measures established by the Committee with respect to a designated performance period. Such Performance Goals may be particular to a Participant or may be based upon the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

1.25	“Performance Measures” - Any one or more of the following, as described by the Committee, measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancing.

1.26	“Performance Period” - The period of service determined by the Committee during which years of service and/or performance is to be measured for the purpose of making awards.

1.27	“Plan” - The Chase Corporation 2013 Equity Incentive Plan.

1.28	“Restricted Stock” - Common Stock awarded under and subject to restrictions as provided in Article V of this Plan.

1.29	“Restricted Stock Unit” - An award granted under the provisions of Article V of this Plan.

1.30	“Retirement” - Retirement from the active employment with the Company and its Subsidiaries (i) at or after age 65 and (ii) with the intention of not seeking alternative employment with any other company, firm, organization or otherwise. The Committee may specify retirement in the terms and conditions of an award agreement. The determination of the Committee as to an individuals' Retirement shall be conclusive on all parties.

1.31	“Shares” - Shares of the Company's Common Stock and the common stock of any successor entity.

1.32	“Stock Appreciation Right” - An award granted under the provisions of Article IV of this Plan.

1.33	“Stock Payment” - A payment in the form of shares of Common Stock, or an option or other right to purchase shares of Common Stock as part of a deferred compensation arrangement made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, and commissions, that would otherwise become payable to an Employee, consultant, advisor, or Director in cash awarded under Article VI of this Plan.

1.34	“Subsidiary” - any corporation in an unbroken chain of corporations emanating from the Company. If each of the corporations, other than the last corporation in the unbroken chain, then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.35	“Replacement Award” - An award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company, or with which the Company, directly or indirectly merges.

1.36	“Shares” - Ordinary shares of the Company.

Within this Plan the singular includes the plural, and the plural includes the singular.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1	Shares Subject to Plan - Subject to Section 8.19 and any other applicable provision, the maximum aggregate number of Shares, which may be issued upon exercise of such options or rights or upon any other Awards under the Plan shall be 1,200,000 Shares (“Share Authorization”), all of which may be issued as incentive stock options. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be previously authorized unissued shares.

2.2	Unexercised Options and Other Rights - To the extent that (1) an Option expires or is otherwise terminated without being exercised, or (2) any Shares subject to any other Award granted hereunder are forfeited or repurchased by the Company due to failure to vest, such shares shall again be available for issuance in connection with future awards under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option, and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall not be available for issuance in connection with future Awards under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. For the avoidance of doubt, Common Stock issued in connection with awards that are assumed, converted, or substituted pursuant to a merger, acquisition or similar transaction entered by the Company or any of its Subsidiaries shall not reduce the Shares available for award under the Plan.

2.3	Forfeited Awards - For greater certainty, no Participant shall have any entitlement to receive any payment (whether in cash, Shares or otherwise) in respect of any Awards which have been forfeited under this Plan, by way of damages, payment in lieu or otherwise.

2.4	Individual Award Limits - The maximum number of shares of Common Stock that may be granted to any Participant in any fiscal year subject to Options, or any other type of Award with respect to which Performance Goals apply, shall be 500,000 Shares. The maximum cash Award that may be issued to any Participant in any fiscal year shall be $3,000,000.

ARTICLE III

ELIGIBILITY

3.1	Eligibility - Awards may be granted to Employees, consultants, advisors, Directors of the Company, or any Subsidiary; provided that such consultants, advisors, and directors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction. Incentive stock options may be granted only to Employees.

3.2	Replacement Grants - Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company), or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

ARTICLE IV

OPTIONS AND STOCK APPRECIATION RIGHTS

4.1	Option Grant - An Option granted under this Plan shall, as determined by the Committee, be either an incentive stock option (“ISO”) within the meaning of Section 422 of the Code or a non-qualified stock option (“NQSO”); provided, however, that ISOs may only be granted to Employees. Each Option shall be evidenced by a written stock option agreement which shall be executed by the Participant and an authorized officer of the Company, and which shall contain such terms and conditions, consistent with the Plan, as the Committee shall determine.

4.2	Exercise Price - The exercise price per share, subject to each Option, shall be set by the Committee at the time the Option is granted; provided, however, that (i) the exercise price of any Option will not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant, and (ii) the exercise price of an ISO granted to an individual then owning (within the meaning of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary will not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

4.3	Option Vesting and Exercisability - Options shall be exercisable at such time, or times, and subject to such terms and conditions as shall be determined by the Committee at or after grant and set forth in the Option Agreement; however, no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and, that in the case of ISOs granted to an individual then owning (within the meaning of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the term of the ISO shall not be more than five (5) years from the Date of Grant.

4.4	Method of Exercise - Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the option agreement. An Option may not be exercised for a fraction of a Share. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from accessing the full number of exercisable Shares. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8.19 of the Plan.

4.5	Limitations on ISOs - Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as non-qualified stock options. For purposes of this Section (4.5), ISOs will be considered in the order in which they were granted. The Fair Market Value of the Shares will be determined at the time the Option is granted. If the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

4.6	Termination of Service - Except as set forth in the applicable Award Agreement, or as otherwise determined by the Committee upon the termination of the service of a Participant, the Participant's Options shall expire on the earliest of the following occasions:

(i)	the date that is three (3) months after the voluntary termination of the Participant's service, other than Retirement, or the termination of the Participant's service by the Company (or by a Subsidiary) other than for Cause;

(ii)	the date of the termination of the Participant's service by the Company (or by a Subsidiary) for Cause;

(iii)	the date one (1) year after the termination of the Participant's service by reason of Disability;

(iv)	the date one (1) year after the termination of the Participant's service by reason of the Participant's death; or

(v)	the date one (1) year after the Participant's Retirement.

The Participant may exercise all or any part of the Participant's Options at any time before the expiration of such Options, but only to the extent that such Options have become exercisable before the Participant's service terminated (or became exercisable as a result of the termination) and the underlying shares had vested before the Participant's service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Participant's service terminates.

4.7	No Disqualification - Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under section 422 of the Code.

4.8	Awards of SARs - A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the exercise price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

4.9	Terms of SARs - The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the exercise price and the times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant's termination on each SAR. The exercise price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Goals, during any Performance Period as are established in advance in the Participant's individual Award Agreement. If the SAR is being earned upon the satisfactory completion of Performance Goals, then the Committee will: (x) determine the nature, length, and starting date of any Performance Period for each SAR; and (y) select from among the Performance Goals to be used to measure the performance, if any. Performance Periods may overlap, and Participants may participate simultaneously with respect to SARs that are subject to different Performance Goals and other criteria.

4.10	Exercise Period and Expiration Date - A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period based on Performance Goals), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant's Award Agreement, vesting ceases on such Participant's termination of employment or services with the Company (unless determined otherwise by the Committee).

4.11	Form of Settlement - Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

ARTICLE V

AWARD OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

5.1	Award of Restricted Stock - The Committee shall, from time to time, within its sole discretion, select which Participant shall be awarded Restricted Stock, and determine the purchase price, if any, and other terms and conditions, including Performance Goals, applicable to such Restricted Stock, consistent with this Plan.

5.2	Restricted Stock Agreement - Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Participant and an authorized officer of the Company, and which shall contain such terms and conditions as the Committee shall determine are consistent with this Plan.

5.3	Terms of Restricted Stock Awards - Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Measures during any Performance Period as set out in advance in the Participant's Restricted Stock Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Measures to be used to measure Performance Goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

5.4	Awards of Restricted Stock Units - A Restricted Stock Unit (“RSU”) is an award to a Participant covering Shares that may be settled in cash, or by the issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

5.5	Terms of RSUs - The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant's termination of employment or services on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Goals during any Performance Period as are set out in advance in the Participant's Award Agreement. If the RSU is being earned upon satisfaction of Performance Goals, then the Committee will: (x) determine the nature, length, and starting date of any Performance Period for the RSU; (y) select from among the Performance Goals to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap, and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

5.6	Form and Timing of Settlement - Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

5.7	Termination of Participant - Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date a Participant's employment with the Company terminates (unless determined otherwise by the Committee).

ARTICLE VI

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED STOCK, STOCK PAYMENTS OR OTHER AWARDS

6.1	Performance Awards - Any Participant selected by the Committee may be granted one or more Performance

Awards. The value of such Performance Awards may be linked to the market value, book value, net profits, or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee or may be based upon the appreciation in the market value, book value, net profits, or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee.

6.2	Dividend Equivalents - Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock to be credited as of dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests, or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula at such time and subject to such limitations as may be determined by the Committee.

6.3	Stock Payments - Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits, or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee.

6.4	Deferred Stock - Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits, or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued. The Company shall retain Legal and equitable title to any funds set aside for the purposes of the Award in respect of Deferred Stock and no Participant shall have any security or other interest in such funds. Any funds set aside shall remain subject to the claims of creditors of the Company present or future. Amounts payable to any Participant under the Plan in respect of Deferred Share shall be a general, unsecured obligation of the Company. The right of the Participant or Beneficiary to receive payment pursuant to the Plan in respect of Deferred Share shall be no greater than the right of other unsecured creditors of the Company.

6.5	Other Stock Based Awards - The Committee shall have the right to grant such awards based upon the Common Stock having terms and conditions as the Committee may determine, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of warrants to purchase Common Stock.

ARTICLE VII

ADMINISTRATION

7.1

Compensation and Management Development Committee - The Plan will be administered by the Committee (or a subcommittee designated by the Board to assume the functions of the Committee under this Plan) or by the Board acting as the Committee. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). Subject to the general purposes, terms, and conditions of this Plan, and at the direction of the Board, the Committee will have full power to implement this Plan. The Committee will have the authority to adopt, alter, and repeal such administrative rules, guidelines and practices governing the operation of the Plan.  The Committee shall also select the persons eligible to receive Awards, determine the terms and conditions, consistent with the terms of the Plan.  The Committee, in its discretion, will interpret the provisions and make all other determinations necessary or advisable for the administration of this Plan; The Committee shall consist of one or more executive officers pursuant to a specific delegation. The Committee's determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1	Intra-Company Transfers - The transfer of an Employee within the Company shall not be considered a termination of employment for the purposes of the Plan, so long as such Participant continues to be a qualified participant.

8.2	Determinations - designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, which may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, any Participant, and any beneficiary of a Participant.

8.3	Restrictions under the Company’s Insider Trading Policy - Transactions by Employees and Directors in Common Stock, whether the Common Stock was purchased or received by a grant from the Company, are subject to the Company’s insider trading policy currently in effect or that may be established and/or amended from time to time (the “Insider Trading Policy”). By accepting an Award, a Participant agrees to be bound by the Insider Trading Policy.

8.4	Clawback - Participants and any Awards held by them may be subject to any Clawback policy of the Company currently in effect or that may be established and/or amended from time to time (the “Clawback Policy”), or other forfeiture, return or reimbursement obligations arising under Applicable Laws and regulations. The Committee may require such Participants to forfeit, return or reimburse to the Company all or a portion of their Awards and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws and regulations. No recovery of compensation under the Clawback Policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company. By accepting an Award, a Participant agrees to be bound by any Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with Applicable Laws and regulations) and further agrees that all Participant’s Awards may be unilaterally amended by the Company to the extent needed to comply with any Clawback Policy.

8.5	Participant Information - As a condition of participating in the Plan, each Participant agrees to provide the Company with all information (including personal information) required by the Company to administer the Plan. Each Participant acknowledges that information required by the Company to administer the Plan may be disclosed to any custodian appointed in respect to the Plan or to other third parties (including persons located in jurisdictions other than the Participant’s jurisdiction of residence) in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Company to make such disclosure on the Participant’s behalf.

8.6	Rights as Shareholder - Nothing herein, or otherwise, shall be construed as an extension of Company shareholder rights to any Participant with respect to any Shares reserved for the purpose of any Award. No Award shall confer any entitlement relative to dividends (except as set forth herein) or voting rights on a Participant.

8.7	Additional Rights - Neither designation as a Participant nor the grant of any Awards to any Participant entitles any Participant to any additional grant of any Awards under the Plan. Neither the Plan nor any action taken hereunder shall interfere with the right of the Company to terminate a Participant’s employment, if applicable, at any time. Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

8.8	Participation in the Plan - Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any person’s relationship or employment with the Company.

8.9	Not Transferable - Except as otherwise provided in the applicable Award Agreement, Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. During the lifetime of the Participant, only the Participant may exercise an Option or other right or award (or any portion thereof) granted under the Plan. After the death of the Participant, any exercisable portion of an Option or other right or Award may, subject to the terms of such Option, right or Award, be exercised by the Participant's personal representative or by any person empowered to do so under a beneficiary designation, under a will or under the then applicable laws of descent and distribution.

8.10	Effective Date; Amendment of Plan; Term - The Plan shall be amended and restated as of the Effective Date. The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such shareholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. Unless sooner terminated, the Plan shall automatically terminate on the day before the 10th anniversary of the earlier of (i) the date this amended and restated Plan is adopted by the Board, or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

8.11	Governing Law - This Plan and any agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the Commonwealth of Massachusetts without regard to conflicts of laws thereof.

8.12	No Right to Employment - No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company nor shall they interfere with the rights of the Company to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company.

8.13	No Rights as Stockholder - Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

8.14	Legal Compliance - The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

8.15	Amendment of Awards - The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an ISO to a NQSO, provided that the Participant's consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option to reduce the exercise price and no Option shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

8.16	Change in Control - Notwithstanding any other provision of the Plan, but subject to the provisions of any particular award agreement, in the event of any Change in Control (as defined below) of the Company, and in anticipation thereof if required by the circumstances, the Board, in its sole discretion (and in addition to or in lieu of any actions permitted to be taken by the Company under the terms of any particular award agreement), may, on either an overall or a Participant by Participant basis, (i) accelerate the exercisability, prior to the effective date of such Change in Control, of any outstanding Options (and terminate the restrictions applicable to any shares of Restricted Stock), (ii) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period such Options shall terminate, (iii) if there is a surviving or acquiring entity, and subject to the consummation of such Change in Control, cause that entity or a Subsidiary of that entity to grant replacement awards having such terms and conditions as the Board determines to be appropriate in its sole discretion, the replaced Options or Restricted Stock shall be terminated or cancelled, as the case may be, (iv) terminate any outstanding Options and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Board determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of such Options based on the Fair Market Value of the underlying shares as determined by the Board in good faith), upon which termination such Options shall immediately cease to have any further force or effect, (v) repurchase (or cause the surviving or acquiring entity to purchase) any shares of Restricted Stock for such amounts, if any, as the Board determines to be appropriate in its sole discretion (including, without limitation, an amount with respect to only the vested portion of such shares (i.e., the portion that is not then subject to forfeiture or repurchase at a price less than their value), based on the Fair Market Value of such vested portion as determined by the Board in good faith), upon which purchase the holder of such shares shall surrender such shares to the purchaser, or (vi) take any combination (or none) of the foregoing actions. Except as otherwise may be required with respect to any award constituting deferred compensation under section 409A of the Code, for purposes of this Plan, a “Change in Control” shall mean and include any of the following:

(a)a merger or consolidation of the Company with or into any other corporation or other entity in which holders of the Company's voting securities immediately prior to such merger or consolidation will not, directly, or indirectly, continue to hold at least the majority of the outstanding voting securities of the Company;

(b)a sale, lease, exchange, or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company's assets;

(c)the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Company's voting securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the voting securities of the Company other than as a result of (i) an acquisition of securities directly from the Company or (ii) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group of persons to 50% or more of the combined voting power of such voting securities;

(d)a change in the composition of the Board within a two (2) year period such that a majority of the members of the Board are not continuing directors; or

(e)	the liquidation or dissolution of the Company.

8.17	Assumption of Options upon Certain Events - In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards under the Plan in substitution for stock and stock-based awards issued by such entity or a Subsidiary thereof, if such substitute awards will not constitute a deferral of compensation under section 409A of the Code. Notwithstanding the foregoing, to the extent that the Board determines that any such substitute award shall constitute a deferral of compensation under section 409A of the Code, such award shall be accompanied with a written award agreement which shall set forth the terms and conditions required to comply with the requirements of section 409A of the Code. The substitute awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The awards so granted shall not reduce the number of shares that would otherwise be available for awards under the Plan.

8.18	Withholding - A Participant shall pay to the Company or make provision satisfactory to the Committee for payment of, the minimum withholding taxes required by law to be withheld in respect of Awards under the Plan no later than the date of event creating the tax liability. The Company may, to the extent permitted by law, deduct the minimum tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

8.19	Adjustments - Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants under this Plan shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, extraordinary dividend of cash and/or assets, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect to Awards made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of ISOs, to any limitation required under the Code and shall comply with the requirements of section 409A of the Code.

ARTICLE IX

AUTHORIZATION OF SUB-PLANS

The Board may, from time to time, establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

*    *    *

        I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Chase Corporation on December 7, 2021.

        Executed on this 7th day of December 2021.

Jeffery D. Haigh
Vice President, General Counsel and Corporate Secretary

Proxy Card Reproduction

CHASE CORPORATION
295 UNIVERSITY AVENUE
WESTWOOD, MA 02090

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCF2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

D63654-P63069

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CHASE CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees:

01) Adam P. Chase
02) Peter R. Chase
03) Mary Claire Chase
04) Thomas D. DeByle
05) John H. Derby III
06) Chad A. McDaniel
07) Dana Mohler-Faria
08) Joan Wallace-Benjamin
09) Thomas Wroe, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/03/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. CHASE CORPORATION 295 UNIVERSITY AVENUE WESTWOOD, MA 02090 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/03/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01. Adam P. Chase 06. Lewis P. Gack 02. Peter R. Chase 07. Chad A. McDaniel 03. Mary Claire Chase 08. Dana Mohler-Faria 04. Thomas D. DeByle 09. Thomas Wroe, Jr. 05. John H. Derby III The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote on the compensation of our named executive officers. For 0 0 Against 0 0 Abstain 0 0 3. To ratify the appointment of Grant Thornton LLP as the corporation’s independent registered public accounting firm for the fiscal year ending August 31, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 0000433198_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE #